                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              [x]

Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                          TOREADOR ROYALTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[x]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule on the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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


 [LOGO]



TOREADOR ROYALTY CORPORATION



NOTICE OF 2000
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT


                          PLEASE COMPLETE, SIGN, DATE
                         AND RETURN YOUR PROXY PROMPTLY


                                                    THURSDAY, MAY 18, 2000
                                                    10:00 A.M.
                                                    HAYNES AND BOONE, LLP
                                                    901 MAIN STREET, 29TH FLOOR
                                                    DALLAS, TEXAS

                          TOREADOR ROYALTY CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                                 (214) 559-3933


                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 18, 2000



To Our Stockholders:

Please be advised that, due to printing problems, the enclosed proxy materials and annual report are being mailed out on or about May 1, 2000. All references in the enclosed letter to stockholders, notice of the annual meeting, proxy statement and proxy card to a mailing date of April 24, 2000 should be disregarded, and the May 1, 2000 date should be substituted for that date. The date of the annual meeting, May 18, 2000, has not changed.

[LOGO]                    TOREADOR ROYALTY CORPORATION
                          4809 COLE AVENUE, SUITE 108, DALLAS, TEXAS 75205
                          (214) 559-3933 (TELEPHONE), (214) 559-3945 (FACSIMILE)




April 24, 2000


Dear Toreador Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Toreador Royalty Corporation. The meeting will be held at 10:00 a.m. on Thursday, May 18, 2000, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. Your Board of Directors and management look forward to greeting those of you able to attend in person.

     o You will find enclosed a NOTICE OF ANNUAL MEETING OF STOCKHOLDERS that identifies the proposal for your action.

     o At the meeting we will present a report on Toreador's 1999 business results and on other matters of current interest to you.

     o    You will find enclosed the 1999 Annual Report.

     Your vote is very important. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                            Sincerely,

                                            /s/ John Mark McLaughlin

                                            John Mark McLaughlin
                                            Chairman of the Board of Directors

                          TOREADOR ROYALTY CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                                 (214) 559-3933


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 18, 2000



To Our Stockholders:

     The Annual Meeting of Stockholders of Toreador Royalty Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 18, 2000, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas, for the following purposes:

     o To elect members of the Board of Directors, whose terms are described in the proxy statement, and

     o To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record of Common Stock at the close of business on April 13, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A record of the Company's activities is contained in the enclosed 1999 Annual Report. Appended to the attached proxy statement are the Company's consolidated financial statements for the year ended December 31, 1999 and Management's Discussion and Analysis of Financial Condition and Results of Operations.

Dated: April 24, 2000

                                           Sincerely,

                                           /s/ John Mark McLaughlin

                                           John Mark McLaughlin
                                           Chairman of the Board of Directors



     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL HELP TO ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                          TOREADOR ROYALTY CORPORATION


                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

GENERAL .................................................................    1
         Proxies ........................................................    1
         Voting Procedures and Tabulations ..............................    1
         Voting Securities ..............................................    2
         Agreements with the Gralee Persons and the Dane Falb Persons ...    2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..........    4

ELECTION OF DIRECTORS ...................................................    5
         General ........................................................    5
         Nominees for Directors .........................................    6

EXECUTIVE OFFICERS ......................................................    6

MEETINGS OF THE DIRECTORS AND COMMITTEES ................................    7

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS ...........................    8
         Summary Compensation Table .....................................    8
         Option Grants and Exercises ....................................    9
         Employment Agreement ...........................................   10
         Change in Control Arrangements .................................   10
         Compensation of Directors ......................................   10
         Compensation Committee Interlocks and Insider Participation ....   11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION .................   12
         Executive Compensation: Philosophy and Program Components ......   12
         Base Salary and Bonus ..........................................   12
         Stock Option Plan Awards .......................................   12
         Chief Executive Officer Compensation ...........................   13

STOCK PERFORMANCE GRAPH .................................................   14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..........................   15
         Relationships with Wilco and Wilco Properties' Agreements ......   15
         Securities Purchase Related to the Howell Transaction ..........   15
         Description of Certificate of Designation ......................   16
         Registration Rights Agreement ..................................   16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE .................   17

AUDITORS ................................................................   17

STOCKHOLDERS' PROPOSALS .................................................   17

ANNUAL REPORT AND FINANCIAL STATEMENTS ..................................   18



                                       (i)

APPENDIX 1:

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS ...................................................    A-1

REPORTS OF INDEPENDENT ACCOUNTANTS ......................................    A-6

FINANCIAL STATEMENTS:

         CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998 ...    A-8

         CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE YEARS
                   ENDED DECEMBER 31, 1999 ..............................    A-9

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                   FOR THE THREE YEARS ENDED DECEMBER 31, 1999 ..........   A-10

         CONSOLIDATED STATEMENTS OF CASH FLOW FOR THE THREE YEARS
                   ENDED DECEMBER 31, 1999 ..............................   A-11

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .....................   A-12



                                      (ii)

                          TOREADOR ROYALTY CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                                 (214) 559-3933


                                 PROXY STATEMENT


     FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 18, 2000


                                     GENERAL

     Your proxy is being solicited by the Board of Directors of Toreador Royalty Corporation for use at the Annual Meeting of Stockholders of the Company. The annual meeting will be held on Thursday, May 18, 2000, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. This proxy statement and form of proxy are being sent to you on or about April 24, 2000.

     The Company will bear the cost of soliciting proxies. We have retained Corporate Investor Communications, Inc., a proxy solicitation firm in Carlstadt, New Jersey, to distribute broker search cards and to distribute this proxy statement, the attached form of proxy and the 1999 Annual Report, for a fee of less than $1,000 plus certain expenses. We may use our officers and employees to solicit proxies in person or by telephone, facsimile or similar means (any officers or employees soliciting proxies will not receive any extra compensation for their efforts). We may also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

PROXIES

     Shares represented by a proxy in the form provided to you with this proxy statement will be voted at the annual meeting in accordance with your directions. To be valid and counted at the annual meeting you must properly sign, date and return the proxy card to us. If you do not provide any direction as to how to vote your shares, shares will be voted FOR the election of the seven nominees for directors named in the proxy card.

     The Board of Directors knows of no other business to come before the annual meeting, but if other matters properly come before the annual meeting, the persons named in the proxy intend to vote on any such new matters in accordance with their best judgment. You may revoke your proxy at any time before it has been voted at the annual meeting by giving written notice of such revocation to the Secretary of the Company, filing with us a proxy having a subsequent date, or voting in person at the annual meeting.

     Included in Appendix 1 to this proxy statement are the 1999 Financial Statements of the Company, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Reports of Independent Accountants. This Appendix does not constitute a part of this proxy statement, but is being provided to you in conjunction with the 1999 Annual Report.

VOTING PROCEDURES AND TABULATION

     A majority of the shares of Common Stock entitled to vote, and that are present in person at the annual meeting or represented by proxy at the annual meeting, will constitute a quorum at the annual meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the annual meeting is required to elect each of the seven directors nominated for reelection to the Company's Board of Directors. All other matters properly brought before the annual meeting will be decided by a majority of the votes cast on the matter. For purposes of the quorum and the discussion below regarding the votes necessary to take stockholder action, stockholders of record who are present at the annual meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the annual meeting, are considered stockholders who are present and entitled to vote and they are counted toward the quorum.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form or has otherwise advised us that the broker lacks voting authority. "Broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

     Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy. Votes may be cast in favor of or withheld with respect to each nominee. Abstentions and broker non-votes will not be counted by us for this purpose.

     We will appoint one or more inspectors of election to act at the annual meeting and to make a written report on the voting. Prior to the annual meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and on each other matter properly submitted for vote at the annual meeting.

VOTING SECURITIES

     The only voting security of the Company outstanding and entitled to vote at this annual meeting is its Common Stock, par value $.15625 per share. Only the holders of record of Common Stock at the close of business on April 13, 2000, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of April 13, 2000, there were 5,157,871 shares of Common Stock outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote. The holders of Series A Convertible Preferred Stock of the Company, par value $1.00 ("Series A Preferred Stock"), are not entitled to vote on any of the matters being submitted for approval at this annual meeting. Unless the context otherwise requires, all references to "stockholders" in this proxy statement refer only to holders of Common Stock.

     The holders of Series A Preferred Stock generally have no voting rights with respect to the management of the Company. The holders of Series A Preferred Stock have limited voting rights in certain circumstances, but will not be entitled to vote on any of the matters being voted upon at this meeting.

AGREEMENTS WITH THE GRALEE PERSONS AND THE DANE FALB PERSONS

     On June 25, 1998, the Gralee Persons (specifically, Messrs. G. Thomas Graves III, William I. Lee, Lee Global Energy Fund, L.P. ("Lee Global"), Gralee Capital Corp., and Gralee Partners, L.P.), the Dane Falb Persons (specifically Messrs. Peter L. Falb, Edward Nathan Dane, Firethorn I Limited Partnership, the Hilary Bell Falb 1983 Trust, the Alison Forslund Falb 1985 Trust, the Forslund Irrevocable Trust and Dane, Falb, Stone & Co., Inc.) and Messrs. John V. Ballard, J. W. Bullion, Thomas P. Kellogg, Jr., John Mark McLaughlin, Peter R. Vig and Jack L. Woods (collectively with the Gralee Persons and the Dane Falb Persons, the "Voting Agreement Stockholders"), entered into a Stockholder Voting Agreement (the "Stockholder Agreement"). Pursuant to the Stockholder Agreement, the Voting Agreement Stockholders agreed to support the nomination and election of a slate of seven nominees standing for election as directors at the 1999 Annual Meeting and at the 2000 and 2001 Annual Meetings if such nominees were willing to act as directors. The Stockholder Agreement provides that the seven nominees are to be: Messrs. Bullion, Kellogg, McLaughlin (collectively, the "Company Designees"); Messrs. Graves and Lee (collectively, the "Gralee Designees"); and Messrs. Falb and Dane (collectively, the "Dane Falb Designees"). These seven nominees were elected as directors at the 1999 Annual Meeting and are again being nominated for election at the 2000 Annual Meeting. The Voting Agreement Stockholders also agreed that they would vote all of their shares of Common Stock at the 1999, 2000 and 2001 Annual Meetings in favor of each such nominee. Subsequent to the signing of the Stockholder Agreement, Wilco Properties, Inc. ("Wilco") agreed to be bound by the terms of the Stockholder Agreement. The Voting Agreement Stockholders and Wilco hold approximately 50.04% of the shares of Common Stock outstanding at the Record Date.

     If one or more of the Company Designees declines to stand as nominee(s) for the election of directors at the 2000 Annual Meeting, the Voting Agreement Stockholders agreed that replacement nominee(s) shall be nominated by a committee of the Board of Directors consisting of the Company Designees as established pursuant to the Bylaws (the "Company Nominating Committee"). If one or more of the Gralee Designees declines to stand as nominees for the election of directors at the 2000 Annual Meeting, the Voting Agreement Stockholders agreed that replacement nominee(s) shall be nominated by the Gralee nominating committee of the Board of Directors as established pursuant to the Bylaws (the "Gralee Nominating Committee"). If one or more of the Dane Falb Designees declines to stand as nominee(s) for the election of directors at the 2000 Annual Meeting, the Voting Agreement Stockholders agreed that replacement nominee(s) shall be nominated by the Falb nominating committee of the Board of Directors as established pursuant to the Bylaws (the "Falb Nominating Committee").

     The Stockholder Agreement also provides that no Voting Agreement Stockholder will, prior to December 31, 2000:

o except as otherwise permitted by the Settlement Agreement (as defined below), (A) seek election to, or seek to place a representative on, the Board of Directors, (B) engage in any solicitation of proxies with respect to any of our securities, or (C) become a participant in any election contest relating to the election of directors of the Company;

o initiate, propose or otherwise solicit our stockholders for the approval of any stockholder proposal;

o vote in favor of any matter or proposal submitted to our stockholders unless such matter or proposal is first recommended to stockholders by a vote of five of the seven members of the Board of Directors;

o propose or seek to effect or seek permission to propose or effect other than as a stockholder on an equal basis (A) any form of business combination transaction or similar transaction with the Company, (B) any sale of our assets, (C) any issuance or sale of our equity securities, or
     (D) any restructuring, recapitalizing or similar transaction with the Company;

o initiate, propose or otherwise solicit stockholders to amend or terminate the Company's Rights Agreement (the "Rights Agreement") or to redeem the rights issued under the Rights Agreement; or

o aid, encourage or act in concert with any person, firm, corporation, group or other entity to take any of the foregoing actions.

     The Company, the members of the Board of Directors at the time the Stockholder Agreement was signed, the Gralee Persons, Wilco and the Dane Falb Persons entered into an agreement (the "Settlement Agreement") that provides for mutual releases by the parties and certain related entities (the "Released Parties") of all existing and future claims arising out of each Released Party's activities up to the date of the Settlement Agreement with respect to the Company. The Settlement Agreement provides that each party will refrain from public criticism of the other parties concerning the matters resolved by the Agreement. The Settlement Agreement also provides that, for a period of six years after the date of such agreement, the Company will, subject to certain limitations, cause to be maintained in effect the current directors' and officers' liability insurance policies for the benefit of those persons who are currently covered by such policies, on terms no less favorable than the terms of such current insurance coverage.

     In connection with the Stockholder Agreement and the Settlement Agreement, the Board of Directors approved an amendment to the Bylaws that became effective immediately following the 1998 Annual Meeting and that expires upon the earlier to occur of (i) such time as (x) Lee Global, together with its affiliates and associates, are no longer the beneficial owners in the aggregate of at least 10% of the shares of Common Stock then outstanding, and (y) the Dane Falb Persons are no longer the beneficial owners in the aggregate of at least 10% of the shares of Common Stock then outstanding, and (ii) the day immediately subsequent to the 2000 Annual Meeting of stockholders of the Corporation (the "Bylaw Amendment"). The Bylaw Amendment

o establishes the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee of the Board of Directors,

o sets the number of persons constituting the Board of Directors at seven, and

o provides that three persons shall be nominated as directors on behalf of the Company by the Company Nominating Committee, two persons shall be nominated as directors on behalf of the Company by the Gralee Nominating Committee and two persons shall be nominated as directors on behalf of the Company by the Falb Nominating Committee.

The provisions of the Bylaws implemented by the Bylaw Amendment may be amended or repealed only by the affirmative vote of five of the members of the entire Board of Directors or the holders of 75% of the outstanding Common Stock. See "Election of Directors" below for further information regarding the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of January 31, 2000 the beneficial ownership of Common Stock and Series A Preferred Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock and (iii) directors and executive officers of the Company as a group. G. Thomas Graves III, President and Chief Executive Officer of the Company since July 1998 and a director of the Company, and Edward C. Marhanka, Vice President-Operations of the Company, are the only "named executive officers" listed in the Summary Compensation Table appearing in this proxy statement.


                                              COMMON STOCK           SERIES A PREFERRED STOCK
                                            BENEFICIALLY OWNED          BENEFICIALLY OWNED
                                        -----------------------------------------------------
                                         NUMBER         PERCENT OF       NUMBER    PERCENT OF
                                        OF SHARES         CLASS         OF SHARES    CLASS
                                        ---------       ----------      ---------  ----------
Name
Directors
J. W. Bullion .......................      34,924(1)            *(1)          --       --
Thomas P. Kellogg, Jr. ..............      46,000(1)(2)         *(1)(2)    4,000     2.50%
John Mark McLaughlin ................     308,036(3)(5)     5.36%(3)(5)   10,000     6.25%
Edward Nathan Dane ..................     831,883(6)       14.48%(6)          --       --
Peter L. Falb .......................     943,883(6)       16.43%(6)       4,000     2.50%
G. Thomas Graves III ................   1,585,216(7)       27.59%(7)          --       --
William I. Lee ......................   1,585,216(7)       27.59%(7)      42,000    26.25%

Beneficial owner of 5% or more
(excluding persons named above)
Peter L. Falb, Edward Nathan ........     943,883(6)       16.43%(6)          --       --
Dane, Firethorn I Limited
Partnership and Dane, Falb, Stone
& Co., Inc. c/o Peter L. Falb 33
Broad Street, Boston,
Massachusetts 02109

Lee Global Energy Fund, L.P. ........   1,585,216(7)       27.59%(7)          --       --
4809 Cole Ave., Suite 107
Dallas, Texas 75205

Wilco Properties, Inc. ..............   1,585,216(7)       27.59%(7)       2,000     1.25%
4809 Cole Ave. , Suite 107
Dallas, Texas 75205

All directors and officers as a .....   2,945,726(8)       51.27%(8)      62,000    38.75%
group of 8


----------

*Less than one percent

(1) Includes 20,000 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(2) Includes 25,000 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(3) Includes 62,500 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(4) Includes 26,667 shares of Common Stock with respect to which Mr. Marhanka has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(5) Includes 35,000 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(6) Messrs. Dane and Falb share voting and dispositive power with respect to 943,833 shares of Common Stock with Firethorn I Limited Partnership, a Massachusetts limited partnership, and Dane, Falb, Stone & Co., Inc., a Massachusetts corporation. Mr. Falb has sole voting and dispositive power with respect to 112,000 shares. The information regarding Messrs. Dane's and Falb's beneficial ownership of the Company's Common Stock is disclosed on a Schedule 13D filed with the SEC on April 7, 1995 by the Dane Falb Persons, as amended through Amendment No. 7 thereto filed on July 30, 1998, and the Form 4s filed by Mr. Falb through February 8, 2000, and includes 25,000 shares of Common Stock assuming the conversion of Mr. Falb's 4,000 shares of Series A Preferred Stock, and the 6,666 shares of Common Stock which Messrs. Dane and Falb have the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

     If the relationships relating to the Stockholder Voting Agreement, dated as of June 25, 1998, by and among the Current Board (as defined in the Stockholder Voting Agreement), the Dane Falb Persons and the Gralee Persons, constitute a group for purposes of Rule 13d-5 of the Securities Exchange Act of 1934, then the group may be deemed to be the beneficial owner of the other parties' shares of Common Stock. The group disclaims any such beneficial ownership.

(7) Pursuant to that certain Joint Filing Agreement, entered into by and among Lee Global, Messrs. Graves and Lee and Wilco, dated as of September 18, 1998 (previously filed with the SEC by Lee Global as Exhibit 7.9 to the Schedule 13D/A No. 6 on September 23, 1998 and incorporated herein by reference), each of Lee Global, Messrs. Graves and Lee and Wilco may be deemed to beneficially own 1,585,216 shares of Common Stock (which is approximately 27.59% of the shares of Common Stock outstanding on January 31, 2000, including (i) the 20,000 shares owned by Mr. Graves; (ii) the 175,200 shares owned by Mr. Lee; (iii) the assumed conversion of Series A Preferred Stock issued to Mr. Lee into 250,000 shares of Common Stock, and
     (iv) the 86,666 shares of Common Stock which Messrs. Lee and Graves have the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding). Messrs. Graves and Lee may be deemed to have shared voting power and shared dispositive power over (i) 884,450 shares of Common Stock owned by Lee Global; (ii) 156,400 shares of Common Stock owned by Wilco; and (iii) 12,500 shares of Common Stock resulting from the assumed conversion of Series A Preferred Stock issued to Wilco.

     If the relationships relating to the Stockholder Voting Agreement, dated as of June 25, 1998, by and among the Current Board, the Dane Falb Persons and the Gralee Persons, constitute a group for purposes of Rule 13d-5 of the Securities Exchange Act of 1934, then the group may be deemed to be the beneficial owner of the other parties' shares of Common Stock. The group disclaims any such beneficial ownership.

(8) Includes (i) 167,499 shares of Common Stock which are subject to stock options currently exercisable by the seven directors, 26,667 shares of Common Stock which are subject to stock options currently exercisable by Mr. Edward C. Marhanka, Vice President-Operations of the Company and 1,000 shares of Common Stock which are otherwise owned directly by Mr. Marhanka, and (ii) the assumed conversion of shares of Series A Preferred Stock issued to Wilco Properties, Inc., and Messrs. Kellogg, McLaughlin, Falb and Lee into 12,500, 25,000, 62,500, 25,000 and 250,000 shares of Common Stock, respectively.

     Except as otherwise indicated, all shares shown in the above table are owned directly and the holder thereof has sole voting and investment powers with respect to such shares.


                              ELECTION OF DIRECTORS

GENERAL

     The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws currently provide that the Board of Directors will consist of not less than six nor more than fifteen directors, with the actual number determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number at seven. At the annual meeting seven directors will be elected.

     Directors are elected by plurality vote, and cumulative voting is not permitted. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

NOMINEES FOR DIRECTORS

     The seven nominees of the Board of Directors are named below. Each nominee has consented to serve as a director, if elected. The table below contains information regarding the nominees. Each of the seven nominees is presently a director of the Company, was elected as a director at the 1999 Annual Meeting, and has served continuously as a director since the date of his first election to the Board of Directors. Mr. Bullion was first elected as a director of the Company in 1986. Mr. Kellogg was first elected as a director of the Company in 1992. Mr. McLaughlin was first elected as a director of the Company in 1976. Messrs. Dane, Falb, Graves, and Lee were first elected as directors of the Company in 1998. For more information related to these nominations, see "General -- Agreements with the Gralee Persons and the Dane Falb Persons."

                                                         PRINCIPAL OCCUPATION
  NOMINEE                        AGE                    DURING PAST FIVE YEARS
-----------------                ---                    ------------------------------------------------

J. W. Bullion                    86                     Of Counsel, Thompson & Knight, a Professional Corporation, a
                                                        law firm based in Dallas, Texas since 1983; prior to 1983, a partner in the firm.

Edward Nathan Dane               64                     Principal of Dane, Falb, Stone & Co., Inc., a Boston-based registered investment advisor since 1977.

Peter L. Falb                    63                     Principal of Dane, Falb, Stone & Co., Inc., a Boston-based registered investment adviser since 1977; Professor of
                                                        Applied Mathematics, Brown University

G. Thomas Graves III             51                     President and Chief Executive Officer of the Company.
                                                        President and director of Wilco properties, Inc., a
                                                        privately held oil and gas exploration Company. He also
                                                        serves as Management Partner of Gralee Partners, LP, an
                                                        asset management company; served as an officer of Triton
                                                        Energy Corporation (now Triton Energy Limited), an
                                                        international oil and gas exploration and production
                                                        company, from 1986 to 1993, and also served as Chairman and
                                                        Chief Executive of Triton Europe Plc, a majority-owned
                                                        subsidiary of Triton Energy Corporation and a London Stock
                                                        Exchange listed company engaged in the oil and gas
                                                        exploration industry, from October 1991 to September 1993.

Thomas P. Kellogg, Jr.           63                     Private investor since 1992; 1990 and 1991, consultant for
                                                        Ensign Oil & Gas, Inc.; 1960 to 1990, Vice President of J.
                                                        P. Morgan & Co., a commercial investment bank.

William I. Lee                   73                     Independent energy explorer and producer since 1952. In
                                                        December 1992, he retired as President and Chief Executive officer of Triton Energy Corporation. In May 1995, he
                                                        retired as Chairman and director. He is presently Chairman and Chief Executive Officer of Wilco Properties, Inc.

John Mark McLaughlin             69                     Chairman of the Board of Directors of the Company. An
                                                        attorney in private practice in San Angelo, Texas.


     There is no family relationship between any of the nominees or between any nominee and any executive officer of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.


                               EXECUTIVE OFFICERS

     The executive officers of the Company consist of:

o    Mr. John Mark McLaughlin, Chairman of the Board of Directors since April
     1997;

o    Mr. G. Thomas Graves III, President and Chief Executive Officer since July
     1998;

o    Mr. Edward C. Marhanka, Vice President-Operations since May 1997; and

o Mr. Douglas W. Weir, Vice President-Finance, Treasurer, and Principal Financial and Accounting Officer since February 1999.

     Prior to his current position, Mr. Marhanka, 43, had been a petroleum consultant to the Company since June 1989. Prior to establishing his consulting practice in November 1987, he was employed as Senior Petroleum Engineer for Penn Resources, Inc., a privately held firm in Dallas, Texas, where he managed its oil and gas properties.

     Prior to his current position, Mr. Weir, 42, had been Chief Financial Officer of Wilco Properties, Inc., a privately held oil and gas exploration company, from 1996 to January 1999, and was Comptroller of Wilco Properties, Inc. from 1991 to 1995.

     For the business background of Messrs. McLaughlin, Graves and Bullion, who are directors of the Company, see "Nominees for Directors" above.


                    MEETINGS OF THE DIRECTORS AND COMMITTEES

     As permitted by our Bylaws, the Board of Directors has designated from its members an executive committee, an audit committee, a compensation committee, a nominating committee, and an investment committee.

o The executive committee may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the full Board of Directors is required by statute or by the Company's certificate of incorporation. The members of the executive committee are Messrs. McLaughlin, Graves and Falb.

o The audit committee reviews the scope, plan and results of the annual audit with the independent auditors; reviews each professional service provided by the independent auditors; considers the independence of the auditors; and reviews all non-audit fees paid to the independent auditors. The members of the audit committee are Messrs. Kellogg, Bullion and Dane.

o The compensation committee reviews and approves the compensation and benefit plans for all employees of the Company. The members of the compensation committee are Messrs. Kellogg, Lee and Falb. The compensation committee also administers the Company's 1990 Amended and Restated Stock Option Plan, (the "Amended and Restated Stock Option Plan") and reviews and approves grants of stock options to the Company's officers and directors exempt from the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

o The investment committee reviews all current management investment practices and evaluates and monitors all existing and proposed Company investments. The members of the investment committee are Messrs. Graves, Lee and Falb.

o The Company Nominating Committee has the exclusive power on behalf of the Board of Directors to nominate persons for election as directors of the Company as Company Designees and to fill positions on the Board of Directors vacated by Company Designees. The members of the Company Nominating Committee are Messrs. McLaughlin, Graves and Falb and any successors thereto selected by the Company Nominating Committee, so long as each is a director of the Company.

     The Bylaw Amendment, which became effective immediately following the 1998 Annual Meeting, established the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee of the Board of Directors. The Gralee Nominating Committee consists of G. Thomas Graves III, William I. Lee, and any successors thereto selected by the Gralee Nominating Committee, so long as each is a director of the Company. The Falb Nominating Committee consists of Peter L. Falb, Edward Nathan Dane, and any successors thereto selected by the Falb Nominating Committee, so long as each is a director of the Company.

     The Gralee Nominating Committee has the exclusive power on behalf of the Board of Directors to nominate persons for election as directors of the Company as Gralee Designees and to fill positions on the Board of Directors vacated by the Gralee Designees. The Falb Nominating Committee has the exclusive power on behalf of the Board of Directors of the Company to nominate persons for election as directors of the Company as Dane Falb Designees and to fill positions on the Board of Directors vacated by the Dane Falb Designees. See "Background; Agreement with the Gralee Persons and the Dane Falb Persons."

     In 1999, the audit committee met one time, and there were no other committee meetings held.

     There were four regularly scheduled meetings and one special meeting of the Board of Directors of the Company in 1999. Each director attended at least 75% of such meetings and at least 75% of the meetings of the committees on which he served.


                  EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS


SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding the compensation awarded to, covered by or paid to (i) G. Thomas Graves III, President and Chief Executive Officer of the Company, and (ii) Edward C. Marhanka, Vice President-Operations of the Company. The table sets forth the information for the time during which such person served as an officer of the Company. None of the other executive officers of the Company serving as such at the end of or during fiscal 1999 earned a total annual salary and bonus that exceeded $100,000. The total cash compensation paid to the officers named below during 1999 was $257,500.


                                                                             Long Term Compensation
                                                                  ----------------------------------------------
                                     Annual Compensation                      Awards                   Payouts
                           -------------------------------------- ---------------------------------   ----------
Name and                                                                             Securities
Principal                                         Other Annual    Restricted Stock   Underlying         LTIP         All Other
Position            Year   Salary($)    Bonus($)  Compensation($)   Award(s)($)     Options/SARs(#)   Payouts($)   Compensation($)
-----------------   ----   ---------   ---------  --------------- ----------------  ---------------   ----------   --------------
G. Thomas           1999    157,500       --          --                 --             50,000(5)         --             --
Graves III          1998     65,833                                                    250,000(3)
   Chief
   Executive
   Officer and
   President (1)

Edward C            1999    100,000       --          --                 --             40,000(4)         --             --
Marhanka,
  Vice President-   1998    100,000       --          --                 --                 --            --             --
  Operations (2)                          --          --                                                  --             --
                    1997     66,667       --          --                 --             25,000(6)

----------

(1) Mr. Graves became President and Chief Executive Officer of the Company in July 1998. On September 24, 1998, Mr. Graves was granted an option to purchase 250,000 shares of Common Stock at an exercise price of $5.00 per share. On October 28, 1999, Mr. Graves was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share.

(2) Mr. Marhanka became Vice President-Operations of the Company in May 1997. On May 15, 1997, Mr. Marhanka was granted 25,000 shares of Common Stock at an exercise price of $2.50 per share. On March 19, 1999, Mr. Marhanka was granted an option to purchase 40,000 shares of Common Stock at an exercise price of $5.00 per share.

(3) One third of the optioned shares became exercisable commencing on September 24, 1999, one third of the optioned shares becomes exercisable commencing on September 24, 2000 and one third of the optioned shares becomes exercisable commencing on September 24, 2001. Such stock options cannot be exercised after September 24, 2008.

(4) One third of the optioned shares became exercisable on March 19, 2000, one third of the optioned shares becomes exercisable commencing on March 19, 2001 and one third of the optioned shares becomes exercisable commencing on March 19, 2002. Such stock options cannot be exercised after March 19, 2009.

(5) One third of the optioned shares becomes exercisable on October 28, 2000, one third of the optioned shares becomes exercisable commencing on October 28, 2001 and one third of the optioned shares becomes exercisable commencing on October 28, 2002. Such stock options cannot be exercised after October 28, 2009.

(6) One third of the optioned shares became exercisable on May 15, 1998, one third of the optioned shares became exercisable commencing on May 15, 1999 and one third of the optioned shares becomes exercisable commencing on May 15, 2000. Such stock options cannot be exercised after May 15, 2008.

OPTION GRANTS AND EXERCISES

     The following table provides information on grants of stock options in 1999 to Messrs. Graves and Marhanka.


                              OPTION GRANTS IN 1999


                                                 Individual Grants
--------------------------------------------------------------------------------------------------------------
                        Number of Securities   % of Total Options  Exercise
                        Underlying Options     Granted to           Price    Expiration       Grant Date
Name                          Granted (#)      Employees in 1999   ($/Sh)       Date      Present Value ($)(1)
--------------------    --------------------   ------------------  --------  ----------   --------------------

G. Thomas Graves III            50,000                20.83          4.00    10/28/2009        109,500 (2)
Edward C. Marhanka              40,000                16.67          5.00    03/19/2009         42,800 (3)

----------

(1) We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options. The factors are the fair market value of the stock at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the three-year vesting period and the ten-year option term. The following assumptions were used to calculate the Black-Scholes value:

     Option term = 5 years; Risk-free rate of return = 6.63%; Company stock volatility = 59%; and Company dividend yield = 0%.

     There is no assurance that the value received by the named executive officers or the Company's stockholders will be at or near the estimated valued derived by the Black-Scholes model.

(2) One third of the optioned shares becomes exercisable commencing on October 28, 2000, one third of the optioned shares becomes exercisable commencing on October 28, 2001 and one third of the optioned shares becomes exercisable commencing on October 28, 2002. Such stock options cannot be exercised after October 28, 2009.

(3) One third of the optioned shares became exercisable commencing March 19, 2000, one third of the optioned shares becomes exercisable commencing on March 19, 2001 and one third of the optioned shares becomes exercisable commencing on March 19, 2002. Such stock options cannot be exercised after March 19, 2009.

     The following table summarizes the number and value of options exercised during 1999, if any, as well as the number and value of unexercised options, as of December 31, 1999, held by Messrs. Graves and Marhanka.


     AGGREGATED OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999 OPTION VALUE

                                                       Number of Unexercised    Value of Unexercised
                               Shares                  Options at FY End (#)   In the Money Options at
                            Acquired on      Value      Exercisable (2)/           FY End ($)(1)
             Name           Exercise (#)  Realized ($)   Unexercisable (3)    Exercisable/Unexercisable
    --------------------    ------------  ------------ ---------------------  -------------------------

    G. Thomas Graves III         --           --           83,333 shares/               -/18,750
                                                          216,667 shares/
    Edward C. Marhanka           --           --           26,668 shares/               42,503/15,623
                                                           48,332 shares/

----------

(1) The closing sales price per share of the Company's Common Stock on December 31, 1999 was $4.375 as reported by the Nasdaq National Market.

(2)  These totals contain out-of-the-money options of 83,333 for Mr. Graves.

(3) These totals contain out-of-the-money options of 166,667 and 40,000 for Messrs. Graves and Marhanka, respectively.


EMPLOYMENT AGREEMENT

     In October 1998, the Company and Mr. Marhanka executed a letter agreement, pursuant to which Mr. Marhanka agreed to continue his employment with the Company. On or prior to December 1, 1998, Messrs. Graves and Marhanka verbally agreed that Mr. Marhanka would continue his employment with the Company. Pursuant to the letter agreement, if Mr. Marhanka's services are no longer required and his employment with the Company is terminated effective on or after January 1, 1999, then the Company will pay Mr. Marhanka one month's salary (at the salary level existing on the date of termination) for each year of service based on an anniversary date of June 1. The letter agreement amended certain provisions of an expired employment agreement dated May 1997, between the Company and Mr. Marhanka.

CHANGE IN CONTROL ARRANGEMENTS

     The Amended and Restated Stock Option Plan provides that, in the event of a "Change in Control" of the Company (as defined in the Amended and Restated Stock Option Plan), then, notwithstanding any other provision in the Amended and Restated Stock Option Plan to the contrary, all unmatured installments of outstanding stock options will automatically be accelerated and exercisable in full. This acceleration of exercisability will not apply to a stock option granted to any participant other than non-employee directors if any surviving acquiring corporation agrees to assume such stock option in connection with the Change in Control.

     The Company's Bylaws, as amended, provide for mandatory indemnification of and advancement of expenses to directors and officers, including former directors and officers, of the Company in circumstances involving a "change in control." The Company has also entered into separate agreements with its directors embodying and expanding upon these indemnification provisions.

COMPENSATION OF DIRECTORS

     The Company pays the directors of the Company $2,000 for each regularly scheduled Board of Directors meeting they attend and reimburses directors for reasonable travel expenses. The Company pays the directors of the Company $1,500 for each telephonic Board of Directors meeting in which the directors participate.

     On May 24, 1991, the Board of Directors authorized the Company to enter into a stock option agreement with each non-employee director of the Company, subject to stockholder approval within one year of the date of grant of the option. The Company's stockholders approved the agreements at the annual meeting of stockholders held on May 22, 1992. The Company entered into identical agreements with Messrs. Bullion and McLaughlin. At the time, Mr. Kellogg was not a director. Each agreement granted an option to purchase 10,000 shares of Common Stock at a price of $3.625 per share, exercisable during the period commencing May 22, 1992 and ending May 24, 2001, subject to certain conditions. On February 17, 1994, the Company granted Mr. Kellogg an option to purchase 10,000 shares of Common Stock at a price of $3.625 per share, exercisable until February 17, 2004, subject to certain conditions.

     On September 8, 1994, the Board of Directors adopted the 1994 Nonemployee Director Stock Option Plan (the "1994 Plan"). Pursuant to the 1994 Plan each nonemployee director was and each newly elected nonemployee director is granted an option to purchase 10,000 shares of Common Stock. As a result, the Company's nonemployee directors at the time -- including Messrs. Bullion, Kellogg, and McLaughlin -- each received options to purchase 10,000 shares of Common Stock at $3.50 per share. The options under the 1994 Plan are granted at fair market value on the grant date and become exercisable, subject to certain conditions, in three equal annual installments on the first three anniversaries of the grant date and terminate ten years from the grant date unless terminated sooner as a result of the death or termination of directorship of the holder thereof.

     The 1994 Plan provides for accelerated vesting of options granted in certain instances constituting a "change in control." Upon the occurrence of a "change in control" of the Company, the maturity of the option shall be accelerated automatically so that the option shall become exercisable in full with respect to all shares as to which the option shall not have previously been exercised or become exercisable. However, no such acceleration shall occur with respect to the option if a director ceases to be a member of the Board of Directors prior to the occurrence of such "change in control." A "change in control" includes: (i) mergers, consolidations, reorganizations, sales of assets or a dissolution of the Company; (ii) a change in the majority of the Board of Directors; or (iii) the acquisition by a stockholder of 20% or more of the Common Stock of the Company.

     In September 1998, the Board of Directors authorized the Company to enter into a stock option agreement with Mr. Graves under the Amended and Restated Stock Option Plan. The Company has entered into an agreement with Mr. Graves granting him options to purchase 250,000 shares of Common Stock at a price of $5.00 per share. One third of the optioned shares became exercisable commencing on September 24, 1999, one third of the optioned shares becomes exercisable commencing on September 24, 2000 and one third of the optioned shares becomes exercisable commencing on September 24, 2001. Such stock options cannot be exercised after September 24, 2008.

     In September 1998, the Board of Directors also authorized the Company to enter into a stock option agreement with Mr. McLaughlin under the Amended and Restated Stock Option Plan. The option allows Mr. McLaughlin to purchase 45,000 shares of Common Stock at a price of $2.75 per share. One third of the optioned shares became exercisable commencing on September 24, 1999, one third of the optioned shares becomes exercisable commencing on September 24, 2000 and one third of the optioned shares becomes exercisable commencing on September 24, 2001. Such stock options cannot be exercised after September 24, 2008.

     In March 1999, the Board of Directors authorized the Company to enter into a stock option agreement with Messrs. Edward Marhanka and Douglas Weir under the Amended and Restated Stock Option Plan. The option allows Messrs. Marhanka and Weir to purchase 40,000 shares of Common Stock at a price of $5.00 per share. One third of the optioned shares became exercisable commencing on March 19, 2000, one third of the optioned shares becomes exercisable commencing on March 19, 2001 and one third of the optioned shares becomes exercisable commencing on March 19, 2002. Such stock options can not be exercised after March 19, 2009.

     In October 1999, the Board of Directors authorized the Company to enter into a stock option agreement with Mr. Graves under the Amended and Restated Stock Option Plan. The option allows Mr. Graves to purchase 50,000 shares of Common Stock at a price of $4.00 per share. One third of the optioned shares becomes exercisable commencing on October 28, 2000, one third of the optioned shares becomes exercisable commencing on October 28, 2001 and one third of the optioned shares becomes exercisable commencing on October 28, 2002. Such stock options cannot be exercised after October 28, 2009.

     In June 1999, the Board of Directors authorized the Company to enter into a stock option agreement with all non-employee directors under the Amended and Restated Stock Option Plan. The option allows each director to purchase 5,000 shares of Common Stock at a price of $3.00 per share. One third of the optioned shares becomes exercisable commencing on June 1, 2000, one third of the optioned shares becomes exercisable commencing on June 1, 2001 and one third of the optioned shares becomes exercisable commencing on June 1, 2002. Such stock options can not be exercised after June 1, 2009.

     In October 1999, the Board of Directors authorized the Company to enter into a stock option agreement with all non-employee directors under the Amended and Restated Stock Option Plan. The option allows each director to purchase 5,000 shares of Common Stock at a price of $3.875 per share. One third of the optioned shares becomes exercisable commencing on October 28, 2000, one third of the optioned shares becomes exercisable commencing on October 28, 2001 and one third of the optioned shares becomes exercisable commencing on October 28, 2002. Such stock options can not be exercised after October 28, 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the members of the compensation committee were Messrs. Kellogg, Lee and Falb. Mr. Lee, a director of the Company, is principal shareholder and Chairman and Chief Executive Officer of Wilco. The Company has entered into several agreements with Wilco, as detailed further below in "Certain Relationships and Related Transactions - Wilco Properties' Agreements." Messrs. Kellogg, Falb, and Lee are parties to a Securities Purchase Agreement with the Company, as detailed further below in "Certain Relationships and Related Transactions - Securities Purchased Related to the Howell Transaction." In connection with the Securities Purchase Agreement, Messrs. Kellogg, Falb and Lee are also parties to a Registration Rights Agreement with the Company, as detailed further below in "Certain Relationships and Related Transactions - Registration Rights Agreement."

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has oversight over the Company's executive compensation program and approves the base salaries and bonuses of the senior executive officers. The Compensation Committee is composed of Messrs. Kellogg, Lee and Falb.

EXECUTIVE COMPENSATION: PHILOSOPHY AND PROGRAM COMPONENTS

     The Company's philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to the Company's success and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of executive compensation are: base salary, cash bonuses and stock options. Stock options are made available to key employees. Executives also participate in certain benefit plans available to all salaried employees. The Company believes that a portion of the executive officers' compensation should be placed at risk and, in keeping with that objective, a portion of the compensation package is comprised of a performance-based cash bonus. Incentive stock options awarded from time to time under the stock option plan are another risk-related compensation element. The Company believes that employee ownership of the Company's stock is one of the most efficient ways to align employee and stockholder interests in the mutual goal of creating stockholder value.

BASE SALARY AND BONUS

     In 1999, base salaries and bonuses for executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account, among other items, the individual's initiative, contributions to the Company's overall performance, and handling of special projects. Base salaries for executive officers generally are reviewed periodically for possible adjustment, but are not necessarily changed that often.

STOCK OPTION PLAN AWARDS

     In September 1998, the Board of Directors adopted the Amended and Restated Stock Option Plan. The purpose of the Amended and Restated Stock Option Plan is to provide an incentive for officers, key employees and key consultants of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting able persons to enter the service of the Company and its affiliates. It is further intended that the options granted pursuant to this Amended and Restated Stock Option Plan will be either incentive stock options or nonqualified stock options (the "Stock Options").

     The Compensation Committee from time to time selects the particular officers, key employees, and key consultants of the Company and its affiliates to whom the Stock Options are to be granted and/or distributed in recognition of each such participant's contribution to the Company's or the affiliate's success.

     The Company had nine employees as of April 30, 2000, all of whom are eligible to participate in the Amended and Restated Stock Option Plan.

     In March 1999, the Board of Directors authorized the Company to enter into a stock option agreement with Messrs. Edward Marhanka and Douglas Weir under the Amended and Restated Stock Option Plan. The option allows Messrs. Marhanka and Weir to each purchase 40,000 shares of Common Stock at a price of $5.00 per share. One third of the optioned shares became exercisable commencing on March 19, 2000, one third of the optioned shares becomes exercisable commencing on March 19, 2001 and one third of the optioned shares becomes exercisable commencing on March 19, 2002. Such stock options can not be exercised after March 19, 2009.

     In October 1999, the Board of Directors authorized the Company to enter into a stock option agreement with Mr. Graves under the Amended and Restated Stock Option Plan. The option allows Mr. Graves to purchase 50,000 shares of Common Stock at a price of $4.00 per share. One third of the optioned shares becomes exercisable commencing on October 28, 2000, one third of the optioned shares becomes exercisable commencing on October 28, 2001 and one third of the optioned shares becomes exercisable commencing on October 28, 2002. Such stock options can not be exercised after October 28, 2009.

     In June 1999, the Board of Directors authorized the Company to enter into a stock option agreement with all non-employee directors under the Amended and Restated Stock Option Plan. The option allows each director to purchase 5,000 shares of Common Stock at a price of $3.00 per share. One third of the optioned shares becomes exercisable commencing on June 1, 2000, one third of the optioned shares becomes exercisable commencing on June 1, 2001 and one third of the optioned shares becomes exercisable commencing on June 1, 2002. Such stock options can not be exercised after June 1, 2009.

     In October 1999, the Board of Directors authorized the Company to enter into a stock option agreement with all non-employee under the Amended and Restated Stock Option Plan. The option allows each director to purchase 5,000 shares of Common Stock at a price of $3.875 per share. One third of the optioned shares becomes exercisable commencing on October 28, 2000, one third of the optioned shares becomes exercisable commencing on October 28, 2001 and one third of the optioned shares becomes exercisable commencing on October 28, 2002. Such stock options can not be exercised after October 28, 2009.

     In March 1999, the Board of Directors authorized the Company to enter into stock option agreements with Messrs. Douglas Weir, Herschel R. Sanders and Mark Rainer and Mrs. Gerry Cargile under the Amended and Restated Stock Option Plan. The option allows Mr. Sanders and Mr. Rainer to purchase 40,000 shares of Common Stock at a price of $5.00 per share and Mrs. Cargile to purchase 20,000 shares of Common Stock at a price of $5.00 per share. One third of the optioned shares became exercisable commencing on March 19, 2000, one third of the optioned shares becomes exercisable commencing on March 19, 2001 and one third of the optioned shares becomes exercisable commencing on March 19, 2002. Such stock options can not be exercised after March 19, 2009.

     At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the executive officers and other key management employees have been permitted to participate, including the employees' 401(k) savings plan and the life and health insurance benefit plans available to all salaried employees. Other than with respect to Common Stock held as an investment option under the 401(k) savings plan, benefits under these plans are not directly or indirectly tied to Company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     For fiscal year 1999, no bonus was paid to Mr. Graves. As with all executive officers, Mr. Graves's bonus compensation is linked to individual performance and the Company's profitability.

                                                By the Compensation Committee:

                                                Thomas P. Kellogg, Jr.
                                                William I. Lee
                                                Peter L. Falb

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Common Stock over the period commencing December 31, 1994 and ending December 31, 1999, with the Nasdaq Market Value Index and the Media General Independent Oil and Gas Industry Group Index. Each index assumes $100 invested at the close of trading on December 31, 1994 and reinvestment of dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                       AMONG TOREADOR ROYALTY CORPORATION,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                           [LINE GRAPH APPEARS HERE.]


          MEASUREMENT       TOREADOR        MG          NASDAQ
            PERIOD           ROYALTY       GROUP        MARKET
         (FISCAL YEAR)     CORPORATION     INDEX        INDEX

          12/31/94          $ 100.00     $ 100.00     $ 100.00
          12/30/95             70.00       109.42       129.71
          12/29/96             66.67       141.00       161.18
          12/31/97            118.33       131.27       197.16
          12/31/98             83.33        85.03       278.08
          12/31/99            116.67       119.12       490.46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS WITH WILCO AND WILCO PROPERTIES' AGREEMENTS

     Mr. Graves, President and Chief Executive Officer of the Company, is the President and a director of Wilco. In such capacities for Wilco, Mr. Graves dedicates a portion of his time to Wilco matters. Mr. Weir, the Vice President-Finance, Treasurer, and Principal Financial and Accounting Officer of the Company, is the Chief Financial Officer for Wilco. As such, Mr. Weir spends a portion of his time on Wilco matters.

     Mr. Lee, a director of the Company, is Chairman and Chief Executive Officer of Wilco. The Company has entered into several agreements with Wilco.

     On February 1, 1999, the Company and Wilco entered into a Technical Services Agreement. Services stipulated under the technical services agreement include, but are not limited to:

o    geological and geophysical consulting,

o    accounting and tax services, and

o    land and lease records services.

     In partial consideration for the performance of the services by the Company, Wilco agreed to pay a monthly retainer in the aggregate amount of $7,250.

     In addition, the Company agreed to reimburse Wilco for all other direct costs and expenses incurred by Wilco on behalf of the Company. The initial term of the Agreement was from February 1, 1999 until January 31, 2000, and the term was to continue for successive periods of twelve (12) months unless terminated by either party in accordance with the Technical Services Agreement. As of April 18, 2000 the agreement is still in full effect and force.


     On July 1, 1999, the Company and Wilco entered into a sublease agreement. This agreement provides for the sublease by Wilco of a portion of the real property located in Dallas, Texas that the Company leases from Chalk Stream Properties, L.P. The property subleased to Wilco under the sublease consists of 1,000 square feet. Wilco is to pay to the Company $1,208.00 per month during the term of the Sublease. The Company does not earn a profit on the sublease. The term of the sublease is from July 1, 1999 to August 31, 2002. The base rent will increase to $1,254.00 per month effective September 1, 2000 through August 31, 2002.

SECURITIES PURCHASE RELATED TO THE HOWELL TRANSACTION

     In December 1998, the Company entered into a Securities Purchase Agreement (the "SPA") with Messrs. Kellogg, Falb, McLaughlin, and Lee (the "Related Directors"), each a director of the Company, and certain other unaffiliated parties. Pursuant to the SPA, the Company sold an aggregate of $4,000,000 of the Company's Series A Preferred Stock.

     The Company sold the Series A Preferred Stock to raise money for the purchase of certain oil, gas and other mineral and royalty interests located in Alabama, Louisiana and Mississippi (the "Assets") from Howell Petroleum Corporation ("Howell"). The purchase of the Assets was consummated on December 16, 1998. The purchase price for the Assets was $13,000,000 cash. The Assets are comprised of approximately 1,775,000 gross mineral acres and 876,000 net mineral acres. The purchase price was funded with the Company's cash ($4,400,000) and loans from Compass Bank, Dallas ($8,600,000).

     Pursuant to the SPA, the Company sold 160,000 shares of its Series A Preferred Stock for $25.00 per share (resulting in aggregate proceeds of $4,000,000). The Related Directors purchased the following number of shares:

o Mr. Kellogg purchased 4,000 shares of Series A Preferred Stock for a total purchase price of $100,000;

o Mr. Falb purchased 4,000 shares of Series A Preferred Stock for a total purchase price of $100,000;

o Mr. McLaughlin purchased 10,000 shares of Series A Preferred Stock for a total purchase price of $250,000; and

o Mr. Lee purchased 40,000 shares of Series A Preferred Stock for a total purchase price of $1,000,000.

     The shares were issued to certain accredited investors (including the Related Directors) in a private placement conducted pursuant to Section 4(2) under the Securities Act of 1933 (the "1933 Act") and Regulation D promulgated under the 1933 Act. In addition to approval of the issuance of the Series A Preferred Stock by the full Board of Directors of the Company, a special committee of disinterested members of the Board of Directors unanimously approved the terms of this sale. The special committee relied in part upon the opinion of an investment banker as to the fairness of the terms to the Company from a financial point of view.

DESCRIPTION OF CERTIFICATE OF DESIGNATION

     The following is a summary of the Certificate of Designation (the "COD") governing the Series A Preferred Stock, as supplemented by a letter agreement with all of the holders of the Series A Preferred Stock.

     Designation and Amount. Under the COD, 160,000 shares of Series A Preferred Stock are designated as "Series A Convertible Preferred Stock" with a stated value of $25.00 per share (the "Stated Value").

     Dividends. Each share of Series A Preferred Stock is entitled to annual cash dividends of $2.25 per share that results in an annual yield of 9.0% of the Stated Value.

     Priority. In the event of liquidation, dissolution or similar event, holders of Series A Preferred Stock will have preference over the Common Stock and all other capital stock to the extent of the Stated Value of each share of Series A Preferred Stock plus any accrued and unpaid dividends.

     Conversion. Each holder of Series A Preferred Stock may convert his shares into shares of Common Stock at any time. Each share of Series A Preferred Stock is convertible into shares of Common Stock at a rate equal to the Stated Value divided by $4.00 (subject to certain adjustments described below).

     Adjustments to Conversion Price. The rate of conversion of Series A Preferred Stock will be adjusted to account for stock splits, stock dividends, mergers or assets distributions.

     Optional Redemption by Company. At any time after December 1, 2004, the Company may elect to redeem for cash any or all shares of Series A Preferred Stock upon 15 days notice to the extent permitted by law and its then available capital. The optional redemption price per share is the sum of (1) the Stated Value of the Series A Preferred Stock plus (2) any accrued and unpaid dividends times a declining multiplier (the "Multiplier"). The Multiplier is 103% until December 1, 2005, 102% until December 1, 2006, 101% until December 1, 2007, and 100% thereafter.

     Voting Rights. The holders of Series A Preferred Stock generally have no voting rights with respect to the management of the Company. The Company may not take an action that adversely effects the Series A Preferred Stock without prior approval of the holders of a majority of the outstanding shares to Series A Preferred Stock. If the Company (1) fails to pay four quarterly dividend payments or (2) fails to make a mandatory redemption, the holders of Series A Preferred Stock are entitled to separately, as a class, elect one person to the Company's Board of Directors, who shall serve until the event of default is cured.

REGISTRATION RIGHTS AGREEMENT

     In conjunction with the SPA, the parties entered into a Registration Rights Agreement (the "RRA") effective December 16, 1998, among the Company, the Related Directors and certain other persons party thereto. The RRA is described below.

     Demand Registration. Under the RRA, within 90 days of a demand by holders of at least 26% of the outstanding Series A Preferred Stock, the Company must register the Common Stock into which the Series A Preferred Stock is convertible on Form S-3 on a "shelf" registration, if available. The holders of Series A Preferred Stock can demand registration only once. The Company must maintain the effectiveness of the registration until all shares of Common Stock are sold or sellable without registration. Under the RRA, the Company agrees to bear the expenses of registration.

     Piggyback Registration. Under the RRA, if the Company proposes a public offering for cash (other than for an employee stock plan, a business combination or certain other exceptions), it must also register the Common Stock into which the Series A Preferred Stock is convertible upon the request of the holders of Series A Preferred Stock and the fulfillment of certain other conditions. The Company can also register less than all of the Common Stock underlying the Series A Preferred Stock if the managing underwriter insists on limiting the number of shares sold due to market conditions.

     Obligations of the Company. Under the RRA, the Company is obligated to (1) prepare and file amendments and supplements to its registration statement where necessary, (2) furnish each holder of Series A Preferred Stock with copies of the prospectus, (3) register or qualify under "blue sky" laws and (4) perform various other acts to ensure compliance with state and federal securities laws and provide the holders of Series A Preferred Stock opportunity to sell their shares.

     Obligations of each Holder. Under the RRA, each holder of Series A Preferred Stock registering the Company's stock pursuant to the RRA must furnish the Company information about itself, discontinue disposition if a stop order is in effect, enter into a reasonable underwriting agreement, deliver a prospectus to each purchaser, and notify the Company when the holder has sold all their Registerable Securities (as defined in the COD).

     Indemnification. Under the RRA, the Company promises to indemnify holders of Series A Preferred Stock for losses related to untrue or omitted facts in the registration statement, provided the false information was not supplied by the holder asserting a claim for indemnification and the Company consented to the settlement. Conversely, a holder of Series A Preferred Stock who supplies false or misleading information to the Company that leads to liability under federal securities laws will indemnify the Company for such losses. The RRA also provides for shared responsibility under certain circumstances for losses not remedied by indemnification on the basis of relative fault. In no case, however, can a person selling under the registration statement filed pursuant to the RRA be found liable for an amount exceeding that person's net sales price received.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and persons who own more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with except as set forth below. During 1999 Mr. Weir failed to file a Form 3 with respect to becoming an executive officer. During 1999 stock options were issued pursuant to existing plans and were not reported for Messrs. McLaughlin, Bullion, Kellogg, Lee, Graves, Falb, Dane, Weir and Marhanka. Wilco purchased 2,000 shares of preferred stock in March 1999 and failed to submit a Form 4; consequently, Mr. Lee has not to date reported such transaction on a Form 4 with respect to his indirect beneficial ownership of such shares. For each of the following persons, the number of transactions not reported on a timely basis is as follows: McLaughlin (2), Bullion (2), Kellogg
(2), Lee (3), Graves (1), Falb (2), Dane (2), Weir (1), Marhanka (1) and Wilco
(1).


                                    AUDITORS

     Ernst & Young LLP, which has served as the Company's independent public accountants since 1999, has been selected to audit the financial statements of the Company for the year ended December 31, 2000. This selection will not be submitted to stockholders for ratification or approval. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.


                             STOCKHOLDERS' PROPOSALS

     It is currently contemplated that the 2001 Annual Meeting of Stockholders of the Company will take place on May 17, 2001. Any stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders, and who wishes to have a proposal included in the Company's proxy statement for that meeting, must deliver the proposal to the Secretary of the Company at the Company's offices in Dallas, Texas, for receipt not later than December 18, 2000. A stockholder proposal submitted outside of the processes established in Regulation 14a-8 promulgated by the SEC will be considered untimely after March 6, 2001. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     The Annual Report of the Company for its fiscal year ended December 31, 1999 accompanies this proxy statement. Included in Appendix 1 to this proxy statement are the 1999 Financial Statements of the Company, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Report of Independent Accountants. This Appendix does not constitute a part of this proxy statement, but is being provided to you in conjunction with the 1999 Annual Report.

                                       By Order of the Board of Directors,

                                       /s/ John Mark McLaughlin

                                       John Mark McLaughlin
                                       Chairman of the Board of Directors

                                   APPENDIX 1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
         RESULTS OF OPERATIONS ..........................................    A-1

REPORTS OF INDEPENDENT ACCOUNTANTS ......................................    A-6

FINANCIAL STATEMENTS:
         CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998 ...    A-8

         CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE YEARS
                  ENDED DECEMBER 31, 1999 ...............................    A-9

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1999 ...........   A-10

         CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE YEARS
                  ENDED DECEMBER 31, 1999 ...............................   A-11

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .....................   A-12

                          TOREADOR ROYALTY CORPORATION


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION


INTRODUCTION

     In Management's Discussion and Analysis, we explain our general financial condition and the results of operations including:

     o    what factors affect our business;

     o    what our earnings and costs were in 1999, 1998, and 1997;

     o    why those earnings and costs were different from the year before;

     o    where our earnings came from;

     o    how all of this affects our overall financial condition;

     o what our expenditures for capital projects were in 1997 through 1999 and what we expect them to be in 2000 and

     o    where cash will come from to pay for future capital expenditures.

     As you read Management's Discussion and Analysis, it may be helpful to refer to the Company's Consolidated Statements of Operations on page F-5, which present the results of our operations for 1999, 1998, and 1997. In Management's Discussion and Analysis, we analyze and explain the annual changes in the specific line items in the Consolidated Statements of Operations. Our analysis may be important to you in making decisions about your investments in Toreador.

     The Company follows the successful efforts method of accounting for oil and gas exploration and development expenditures. Under this method, costs of successful exploratory wells and all development wells are capitalized. Costs to drill exploratory wells which do not find proved reserves are expensed. Significant costs associated with the acquisition of oil and gas properties are capitalized. Acquisition costs of mineral interests in oil and gas properties remain capitalized until they are impaired or a determination has been made to discontinue exploration of the lease, at which time all related costs are charged to expense. Impairment of unproved properties is assessed and recorded on a property-by-property basis. Upon sale or abandonment of units of property or the disposition of miscellaneous equipment, the cost is removed from the asset account, the related reserves relieved of the accumulated depreciation or depletion and the gain or loss is credited to or charged against operations. Maintenance and repairs are charged to expense; betterments of property are capitalized as described below.

     The Company evaluates the carrying value of its long-lived assets, consisting primarily of oil and gas properties, when events or changes in circumstances indicate that the carrying value of such assets may be impaired. The determination of impairment is based upon expectations of undiscounted future cash flows of the related asset pursuant to Statement of Financial Accounting Standard No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." There was impairment during 1999 in the amount of $14,401, primarily due to the decrease in oil and gas reserves for the affected producing properties. There was an impairment in 1998 of $19,649 resulting from the decrease in oil and gas prices and there was no impairment during 1997. The impairments are included in the "Depreciation, depletion and amortization" category of the Consolidated Statements of Operations.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, most of the exploration activity on our acreage has been funded and conducted by other oil companies. Exploration activity by third party oil companies typically generates lease bonus and option income to us. If such drilling is successful, we receive royalty income from the oil or gas production but bear none of the capital or operating costs. Since the middle of 1996, we have successfully accelerated the evaluation of several areas of our mineral acreage as well as increased our ownership in any reserves that were discovered by acquiring working interests of selected 3-D seismic projects and any wells drilled as a result of such geological activity.

     We will continue to actively pursue exploration and development opportunities on our own mineral acreage in order to take advantage of the current favorable level of crude oil prices. We will also expand our drilling focus to geologic regions, particularly those areas with proven and attractive gas reserves, that can provide potentially better rates of return on our capital resources. We also plan to evaluate 3-D seismic projects or drilling prospects, generated by third party operators. If judged geologically and financially attractive by our management, we will enter into joint ventures on those third party projects subject to available room within the capital exploration budget approved by our board of directors.

     Our 2000 capital exploration budget, excluding any acquisitions we may make, could range from $1,000,000 to $1,500,000, depending on the timing of any new seismic surveys and drilling of exploratory and development wells in which we may hold a working interest position.

     We also intend to actively evaluate opportunities to acquire producing properties that represent unique opportunities for us to add additional reserves to our reserve base while not increasing general and administrative costs. Any such acquisitions will be financed using cash on hand, third party sources, existing credit facilities or any combination thereof.

     At the present time, the primary source of capital for financing our operations is our cash flow from operations. During 1999, on a historical basis, cash flow provided by operating activities was $763,314. We anticipate that cash flow provided by operating activities for 2000 will be materially higher reflecting the higher crude oil prices and increased reserves from acquisitions.

     In November 1997, we obtained a $10,000,000 credit facility (as amended, the "Facility"). In December 1998, we borrowed $2,700,000 against the Facility which was used to finance the Howell Mineral Acquisition. We obtained an additional $5,900,000 term loan (the "Loan") which was used in this acquisition.

     A new credit agreement was entered into as of September 30, 1999 with Compass Bank that amended the Facility and terminated the Loan with proceeds from the Facility. The amendment increased the line of credit under the Facility up to $25,000,000 subject to the underlying collateral value. The Facility is a revolving line of credit collateralized by various oil and gas interests owned by us. The interest rate is equal to the prime rate less one-quarter as long as the amount borrowed is greater than 80% of the borrowing base as defined by the lender ($12,500,000 at December 31, 1999). The rate will drop an additional one-half percent if the amount borrowed drops below 80% of the borrowing base. In addition the Facility has a commitment fee of .375% per annum on unused amounts and a letter of credit fee of .875% per annum. The interest rate of the Facility at December 31, 1999 was 8.25%, and we are currently not subject to any fees. The maturity date of the Facility is October 1, 2002. As of December 31, 1999, the outstanding balance of the Facility was $12,416,500.

     The Facility contains various affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, the sale of assets and the payment of dividends on common stock, change of control and management and require us to meet certain financial requirements. Specifically, we must maintain a current ratio of 1.00 to 1.00 and a debt service coverage ratio of not less than 1.25 to 1.00.

     We obtained a term promissory note (the "Note" as amended) in December of 1999. The interest rate is equal to the prime rate. The interest rate on the loan was 8.5% at December 31, 1999. On March 1, 2000 the maturity date was extended to April 1, 2001.

     Each of the above described debt issues is controlled by the borrowing base. The amount of debt outstanding at any time is not allowed to exceed the borrowing base as determined by the lender. The borrowing base is subject to evaluation every six months and can be adjusted either up or down. We are required to repay any principal which exceeds the revised borrowing base.

     On December 22, 1999, we purchased 50% of the oil and gas working interests of Lario Oil & Gas Company located in Finney County, Kansas, pursuant to a Purchase and Sale Agreement dated as of November 24, 1999, between Lario and Toreador. The purchase price for the interests was $5,500,000, consisting of $5,000,000 cash and an agreement to pay the amount of $500,000 on an installment basis. Half of this amount ($250,000) is to be repaid by Toreador on a monthly basis, plus interest at prime plus 1%, amortized over 13 months beginning January, 2000. The remaining $250,000 plus interest at prime plus 1% (which is currently 9.5% per annum) is to be repaid by Toreador on January 23, 2001.

     We may reinvest proceeds from option and lease bonuses by taking a working interest in 3-D seismic projects or in wells. To the extent cash flow from operations does not significantly increase and external sources of capital are limited or unavailable, our ability to make the capital investment to participate in 3-D seismic surveys and increase our interest in projects on our acreage will be limited. Future funds are expected to be provided through production from existing producing properties and new producing properties that may be discovered through exploration of our acreage by third parties or by us. Funds may also be provided through external financing in the form of debt or equity. There can be no assurance as to the extent and availability of these sources of funding.

     We maintain our excess cash funds in interest-bearing deposits and in marketable securities. In addition to the properties described above, we also may acquire other producing oil and gas assets, which could require the use of debt, including the Facility or other forms of financing.

     Our management believes that sufficient funds are available from internal sources and other third party sources to meet anticipated capital requirements for fiscal 2000.

     Through December 31, 1999 we have used $1,269,092 of our cash reserves to purchase 475,500 shares of our Common Stock pursuant to three share repurchase programs and discretionary repurchases of our stock subject to cash availability as approved by the board of directors. On July 23, 1998, our board of directors temporarily suspended the policy of share repurchases to instead use the Company's excess cash resources toward funding our participation in third party operated 3-D projects or drilling prospects and acquisition of producing oil and gas properties. On March 23, 1999, our board of directors reinstated the Common Stock repurchase program enabling the Company to purchase the remaining 117,300 shares available under the third stock repurchase plan from time to time and depending on market conditions. There are 76,500 shares available for repurchase under the program as of March 17, 2000.

     During 1999, we received a total of $18,750 as a result of the exercise of stock options to purchase our Common Stock by one former employee. Those options related to 7,500 shares of Common Stock with an exercise price of $2.50 per share. In addition, we recognized compensation expense of $13,940 related to stock options granted to former consultants that is reflected as a component of Capital in excess of par value in the Consolidated Balance Sheets as of December 31, 1999.

RESULTS OF OPERATIONS

      YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Total revenues for 1999 were $5,603,269 compared with $2,308,640 in 1998. Revenues from oil and gas sales increased to $4,259,040 in 1999 from $1,968,638 in 1998. This 116.3% increase reflects a 63.2% increase in volume on a BOE basis (principally reflecting the benefit of a full year of revenue from properties acquired in December of 1998) along with a 32.5% increase on a price per BOE basis. Average oil prices increased 27.2% to $17.14 in 1999 from $13.48 in 1998. Average gas prices increased 12% to $2.14 in 1999 from $1.91 in 1998. Our net oil production increased 28.1% to 128,924 Bbls in 1999 from 100,615 Bbls in 1998. Net natural gas production increased 112.1% to 918,986 Mcf of natural gas in 1999 from 433,272 Mcf of natural gas in 1998. Lease bonuses and rentals were $463,083 in 1999, up from $168,664 in 1997, an increase of 174.6% primarily as a result of leasing activity on our Southeastern States Holdings.

     Interest and other income were $109,035 in 1999 versus $171,338 in 1998. This 36.4% decrease was due to the employment of short-term funds in the acquisition of properties rather than retaining such funds in interest bearing accounts.

     Total costs and expenses were $4,758,331 in 1999 as compared with $2,784,163 in 1998 representing a 70.9% increase. The largest increase came from depreciation, depletion and amortization where expenses increased 148.3% to $1,276,268 in 1999 versus $514,071 in 1998. This major increase reflects the property acquisitions we made during December of 1998 and during 1999. Dry holes and abandonments decreased 92.5% to $9,933 in 1999 from $133,113 in 1998, due to the decreased drilling activity we participated in during 1999. Geological and geophysical expenses decreased 23.8% to $394,496 in 1999 versus $517,870 in 1998, reflecting the completion of our acquisition and processing phase of the two 3-D seismic projects that will generate future drilling sites. Our general and administrative expenses increased $584,181 or 58.4% to $1,583,729 in 1999 from $999,548 in 1998, primarily resulting from the addition of staff. During 1999, we incurred interest expense of $794,627 as compared with $36,120 in 1998 as a result of debt incurred for the property acquisitions made from December of 1998 through December of 1999.

     Total net income applicable to common shares for 1999 was $148,011 or $0.03 per share compared to a net loss of $261,746 or $0.05 per share in 1998.

      YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     Total revenues for 1998 were $2,308,640 compared with $2,788,764 in 1997. Revenues from oil and gas sales decreased to $1,968,638 in 1998 from $2,325,148 in 1997. This 15.3% decrease reflects a 10.7% increase in volume on a BOE basis (principally reflecting the benefit of nearly a full year of revenue from wells completed in 1997 and early 1998) offset by a 23.5% decrease on a price per BOE basis. Our net oil production increased 43.9% to 100,615 Bbls in 1998 from 69,903 Bbls in 1997. Net natural gas production increased 1.74% to 433,272 Mcf of natural gas in 1998 from 425,854 Mcf of natural gas in 1997. Lease bonuses and rentals were $168,664 in 1998, down from $287,604 in 1997.

     Interest and other income were $171,338 in 1998 versus $149,841 in 1997.

     Total costs and expenses were $2,784,163 in 1998 as compared with $2,924,391 in 1997 representing a 4.8% decrease. The largest decrease came from lease operating expenses where expenses decreased 16.1% to $583,441 in 1998 versus $695,007 in 1997. This reflects the effort of operators to decrease costs on wells due to lower oil and gas prices in 1998. Dry holes and abandonments decreased 20.2% to $133,113 in 1998 from $166,710 in 1997, despite our increased level of participation in drilling exploratory and development wells on our mineral holdings in the first quarter of 1998 and early portions of the second quarter of 1998. Depreciation, depletion and amortization decreased 4.7% to $514,071 from $539,346 reflecting a downward revision to the proved developed reserves created by lower oil and gas prices. Geological and geophysical expenses decreased 5.3% to $517,870 in 1998 versus $546,634 in 1997. Our general and administrative expenses increased $196,825 or 24.5% to $999,548 in 1998 from $802,723 in 1997, primarily resulting from increased legal fees and other costs related to the change in management. During 1998, we incurred interest expense of $36,120 that was a result of debt incurred for the Howell Mineral Acquisition.

     Total net loss applicable to common shares for 1998 was $261,746 or $0.05 per share compared to a net loss of $51,366 or $0.01 per share.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains and losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. This statement is not expected to have a material impact on our consolidated financial statements as we do not currently have any derivative or hedging instruments. This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

                          TOREADOR ROYALTY CORPORATION

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Toreador Royalty Corporation

     We have audited the accompanying consolidated balance sheet of Toreador Royalty Corporation of December 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Toreador Royalty Corporation at December 31, 1999, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.



                                             Ernst & Young LLP

Dallas, Texas
March 3, 2000

                          TOREADOR ROYALTY CORPORATION

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of Toreador Royalty Corporation

In our opinion, the consolidated financial statements listed in the index appearing under Item 14(a)(1) and (2) on page F-1 present fairly, in all material respects, the financial position of Toreador Royalty Corporation and its subsidiaries at December 31, 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
April 9, 1999

                          TOREADOR ROYALTY CORPORATION

                           CONSOLIDATED BALANCE SHEETS


                                                                           December 31,
                                                                   ----------------------------
                                                                       1999            1998
                                                                   ------------    ------------
ASSETS
Current assets:
    Cash and cash equivalents                                      $    341,463    $    726,187
    Short-term investments                                               13,682       1,218,291
    Accounts and notes receivable                                     1,112,502         517,442
    Marketable securities                                                36,251         374,915
    Federal income tax receivable                                            --          63,064
    Assets held for sale                                                     --         334,489
    Other                                                                73,995          61,130
                                                                   ------------    ------------

      Total current assets                                            1,577,893       3,295,518
                                                                   ------------    ------------

Properties and equipment, less accumulated
        depreciation, depletion and amortization                     24,423,537      16,209,631

Other assets                                                            328,391          78,873
Deferred tax benefit                                                    126,159         198,240
                                                                   ------------    ------------

      Total assets                                                 $ 26,455,980    $ 19,782,262
                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities                       $    717,965    $    587,754
    Federal income taxes payable                                        171,317              --
    Current portion of long-term debt                                   250,000         720,000
                                                                   ------------    ------------

      Total current liabilities                                       1,139,282       1,307,754

Long-term debt                                                       14,666,500       7,880,000

                                                                   ------------    ------------
      Total liabilities                                              15,805,782       9,187,754
                                                                   ------------    ------------

Commitment and Contingencies (Note 11)

Stockholders' equity:
    Preferred stock, $1.00 par value, 4,000,000
        shares authorized; 160,000 issued                               160,000         160,000
    Common stock, $0.15625 par value, 20,000,000 and 10,000,000
        shares authorized; 5,651,571 and 5,644,071 shares issued        883,058         881,886
    Capital in excess of par value                                    8,234,380       8,202,862
    Retained earnings                                                 2,677,382       2,529,371
    Accumulated other comprehensive loss                                (35,530)        (24,922)
                                                                   ------------    ------------
                                                                     11,919,290      11,749,197
    Treasury stock at cost:
        475,500 and 438,400 shares at December 31, 1999 and 1998     (1,269,092)     (1,154,689)
                                                                   ------------    ------------

      Total stockholders' equity                                     10,650,198      10,594,508
                                                                   ------------    ------------

      Total liabilities and stockholders' equity                   $ 26,455,980    $ 19,782,262
                                                                   ============    ============


The Company uses the successful efforts method of accounting for its oil and gas producing activities.


        See accompanying notes to the consolidated financial statements.

                          TOREADOR ROYALTY CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        YEAR ENDED DECEMBER 31,
                                               -----------------------------------------
                                                   1999          1998            1997
                                               -----------    -----------    -----------
Revenues:
    Oil and gas sales                          $ 4,259,040    $ 1,968,638    $ 2,325,148
    Lease bonuses and rentals                      463,083        168,664        287,604
    Interest and other income                      109,035        171,338        149,841
    Gain on sale of properties                     851,726             --         26,171
    Loss on sale of marketable securities          (79,615)            --             --
                                               -----------    -----------    -----------

      Total revenues                             5,603,269      2,308,640      2,788,764
                                               -----------    -----------    -----------

Costs and expenses:
    Lease operating                                699,278        583,441        695,007
    Dry holes and abandonments                       9,933        133,113        166,710
    Depreciation, depletion and amortization     1,276,268        514,071        539,346
    Geological and geophysical                     394,496        517,870        546,634
    General and administrative                   1,583,729        999,548        802,723
    Loss on settlement of benefit plans                 --             --        173,971
    Interest                                       794,627         36,120             --
                                               -----------    -----------    -----------

      Total costs and expenses                   4,758,331      2,784,163      2,924,391
                                               -----------    -----------    -----------


Income (loss) before federal income taxes          844,938       (475,523)      (135,627)

Provision (benefit) for federal income taxes       336,927       (233,277)       (84,261)
                                               -----------    -----------    -----------

Net income (loss)                                  508,011    $  (242,246)   $   (51,366)
                                               -----------    -----------    -----------

Dividends on preferred shares                      360,000         19,500             --
                                               -----------    -----------    -----------

Income (loss) applicable to common shares      $   148,011    $  (261,746)   $   (51,366)
                                               ===========    ===========    ===========

Basic and diluted income (loss) per share      $      0.03    $     (0.05)   $     (0.01)
                                               ===========    ===========    ===========

Weighted average shares outstanding
      Basic                                      5,185,588      5,125,063      5,022,216
      Diluted                                    5,250,862      5,125,063      5,022,216


        See accompanying notes to the consolidated financial statements.

                          TOREADOR ROYALTY CORPORATION

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                       CAPITAL IN
                                            PREFERRED      COMMON      EXCESS OF      RETAINED
                                              STOCK        STOCK       PAR VALUE      EARNINGS
                                           -----------   -----------   -----------   -----------
Balance at December 31, 1996               $        --   $   836,964   $ 3,577,385   $ 2,842,483

Issuance of common stock                            --         1,719        69,449            --

Purchase of treasury stock                          --            --            --            --

Comprehensive income
  Net loss                                          --            --            --       (51,366)
  Other comprehensive income, net of tax
    Minimum pension liability
Total comprehensive income

                                           -----------   -----------   -----------   -----------
Balance at December 31, 1997                        --       838,683     3,646,834     2,791,117

Issuance of common stock                            --        43,203       766,809            --

Issuance of preferred stock                    160,000            --     3,789,219            --

Dividends declared on preferred stock               --            --            --       (19,500)

Purchase of treasury stock                          --            --            --            --

Comprehensive income
  Net loss                                          --            --            --      (242,246)
  Other comprehensive loss, net of tax
    Unrealized loss on securities
Total comprehensive loss

                                           -----------   -----------   -----------   -----------
Balance at December 31, 1998                   160,000       881,886     8,202,862     2,529,371

Issuance of common stock                            --         1,172        31,518            --

Dividends declared on preferred stock               --            --            --      (360,000)

Purchase of treasury stock                          --            --            --            --

Comprehensive income
  Net income                                        --            --            --       508,011
  Other comprehensive loss, net of tax
    Unrealized loss on securities
    Less reclassification adjustment for
    losses included in net income
Total comprehensive income

                                           -----------   -----------   -----------   -----------
Balance at December 31, 1999               $   160,000   $   883,058   $ 8,234,380   $ 2,677,382
                                           ===========   ===========   ===========   ===========


                                          ACCUMULATED
                                            OTHER                          TOTAL
                                         COMPREHENSIVE   TREASURY      STOCKHOLDERS'
                                            INCOME        STOCK           EQUITY
                                         -------------  -----------    -------------
Balance at December 31, 1996             $   (88,543)   $  (544,109)   $ 6,624,180
                                                                                --
Issuance of common stock                                                    71,168

Purchase of treasury stock                                 (515,330)            --

Comprehensive income
  Net loss                                        --             --        (51,366)
  Other comprehensive income, net of tax
    Minimum pension liability                 88,543                            --
                                                                       -----------
Total comprehensive income                                                 (51,366)
                                         -----------    -----------    -----------
Balance at December 31, 1997                      --     (1,059,439)     7,276,634

Issuance of common stock                                                   810,012

Issuance of preferred stock                                      --      3,949,219

Dividends declared on preferred stock                            --        (19,500)

Purchase of treasury stock                                  (95,250)            --

Comprehensive income
  Net loss                                        --             --       (242,246)
  Other comprehensive loss, net of tax
    Unrealized loss on securities            (24,922)                           --
                                                                       -----------
Total comprehensive loss                                                  (242,246)

                                         -----------    -----------    -----------
Balance at December 31, 1998                 (24,922)    (1,154,689)    11,774,119

Issuance of common stock                                                    32,690

Dividends declared on preferred stock                            --       (360,000)

Purchase of treasury stock                                 (114,403)            --

Comprehensive income
  Net income                                      --             --        508,011
  Other comprehensive loss, net of tax
    Unrealized loss on securities            (10,608)                      (63,154)
    Less reclassification adjustment for
    losses included in net income                                           52,546
                                                                       -----------
Total comprehensive income                                                 497,403
                                         -----------    -----------    -----------
Balance at December 31, 1999             $   (35,530)   $(1,269,092)  $ 10,650,198
                                         ===========    ===========    ===========

                          TOREADOR ROYALTY CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       YEAR ENDED DECEMBER 31,
                                                             --------------------------------------------
                                                                 1999            1998            1997
                                                             ------------    ------------    ------------
Cash flows from operating activities:
    Net income (loss)                                        $    508,011    $   (242,246)   $    (51,366)
    Adjustments to reconcile net income (loss) to
     net cash provided (used) by operating activities:

      Depreciation, depletion and amortization                  1,276,268         514,071         539,346
      Dry holes and abandonments                                    9,933         133,113         166,710
      Loss on sale of marketable securities                        79,615              --              --
      Gain on sale of properties                                 (851,726)             --         (26,171)
      Decrease (increase) in accounts and notes receivable       (595,060)       (182,591)        173,942
      Decrease (increase) in federal income tax receivable         63,064            (757)         (7,408)
      Decrease in pension obligation                                   --              --          88,543
      Decrease (increase) in other current assets                 (12,865)        (34,174)         38,145
      Increase in accounts payable and accrued liabilities        149,711         258,664          53,290
      Increase (decrease) in federal income taxes payable         171,317              --         (62,938)
      Increase in other assets                                   (112,500)             --              --
      Deferred tax expense (benefit)                               77,546        (169,456)        (81,453)
                                                             ------------    ------------    ------------
        Net cash provided by operating activities                 763,314         276,624         830,640
                                                             ------------    ------------    ------------

Cash flows from investing activities:
     Expenditures for oil and gas property and equipment         (486,275)       (797,438)       (717,478)
     Acquisition of oil and gas properties                     (8,722,073)    (13,154,543)             --
     Proceeds from lease bonuses and rentals                       27,407              --          77,583
     Sale (purchase) of short-term investments                  1,204,609      (1,218,291)             --
     Purchase of marketable securities                            (35,241)       (412,676)             --
     Proceeds from sale of marketable securities                  278,217              --              --
     Proceeds from sale of properties and other assets          1,024,676              --          56,065
     Purchase of partnership interest                            (114,241)             --              --
     Purchase of furniture and fixtures                          (157,627)        (29,249)           (107)
                                                             ------------    ------------    ------------
       Net cash used by investing activities                   (6,980,548)    (15,612,197)       (583,937)
                                                             ------------    ------------    ------------

Cash flows from financing activities:
    Payment for debt issue costs                                  (22,777)        (78,873)             --
    Proceeds from issuance of common stock                         32,690         810,012          71,168
    Proceeds from issuance of preferred stock, net                     --       3,949,219
    Decrease in current portion of long-term debt                (470,000)             --              --
    Proceeds from long-term debt                                6,786,500       8,600,000              --
    Payment of preferred dividends                               (379,500)             --              --
    Purchase of treasury stock                                   (114,403)        (95,250)       (515,330)
                                                             ------------    ------------    ------------
      Net cash provided (used) by financing activities          5,832,510      13,185,108        (444,162)
                                                             ------------    ------------    ------------

Net decrease in cash and cash equivalents                        (384,724)     (2,150,465)       (197,459)

Cash and cash equivalents, beginning of year                      726,187       2,876,652       3,074,111
                                                             ------------    ------------    ------------

Cash and cash equivalents, end of period                     $    341,463    $    726,187    $  2,876,652
                                                             ============    ============    ============

Supplemental schedule of cash flow information:
    Cash paid (received) during the period for:
        Income taxes                                         $         --    $    (63,064)   $      4,475
        Interest expense                                     $    620,106    $         --    $         --


        See accompanying notes to the consolidated financial statements.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.   BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Toreador Royalty Corporation ("Toreador" or the "Company") is an independent oil and gas company engaged in domestic oil and gas exploration, development, production and acquisition activities. The Company owns in excess of 1,300,000 net mineral acres located primarily in Mississippi, Texas and Alabama. In addition, the Company owns working or royalty interests in Mississippi, Texas, Kansas, Alabama, California, Michigan, New Mexico, Oklahoma, Louisiana and Arkansas. The Company's business activities are conducted primarily with industry partners located within the United States.

     PERVASIVENESS OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CONSOLIDATION

     The consolidated financial statements include the accounts of Toreador and its wholly-owned subsidiaries, Toreador Exploration & Production Inc. ("Toreador E&P") and Tormin, Inc. ("Tormin"). All intercompany accounts and transactions have been eliminated.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, amounts due from banks and all highly liquid investments with original maturities of three months or less. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash.

     MARKETABLE SECURITIES

     When securities are purchased they are designated as trading securities or available for sale. Trading investments are classified as current assets and changes in fair value are reported in the statement of operations. Investments in available for sale securities are classified based upon management's intent to sell the security and changes in fair value are reported net of tax as a separate component of accumulated other comprehensive income (loss).

     FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments including cash and cash equivalents, short-term investments, accounts receivable, marketable securities, accounts payable and accrued liabilities and long-term debt approximate fair value, unless otherwise stated, as of December 31, 1999 and 1998.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     OIL AND GAS PROPERTIES

     The Company follows the successful efforts method of accounting for oil and gas exploration and development expenditures. Under this method, costs of successful exploratory wells and all development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves are expensed. Significant costs associated with the acquisition of oil and gas properties are capitalized. Upon sale or abandonment of units of property or the disposition of miscellaneous equipment, the cost is removed from the asset account, the related reserves relieved of the accumulated depreciation or depletion and the gain or loss is credited to or charged against operations.

     Maintenance and repairs are charged to expense; betterments of property are capitalized and depreciated as described below.

     LEASE BONUSES

     The Company defers bonuses received from leasing minerals in which unrecovered costs remain by recording the bonuses as a reduction of the unrecovered costs. Bonuses received from leasing mineral interests previously expensed are taken into income. For federal income tax purposes, lease bonuses are regarded as advance royalties (ordinary income). Bonuses totaling $27,407, zero and $77,583 were recorded as cost reductions for the years ending December 31, 1999, 1998 and 1997, respectively.

     DEPRECIATION, DEPLETION AND AMORTIZATION

     The Company provides for depreciation, depletion and amortization of its investment in producing oil and gas properties on the unit-of-production method, based upon independent reserve engineers' estimates of recoverable oil and gas reserves from the property. Depreciation expense for fixed assets is generally calculated on a straight-line basis based upon estimated useful lives of five years.

     IMPAIRMENT OF ASSETS

     Producing property costs are evaluated for impairment and reduced to fair value if the sum of expected undiscounted future cash flows is less than net book value pursuant to Statement of Financial Accounting Standard No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Impairment of non-producing leasehold costs and undeveloped mineral and royalty interests are assessed periodically on a property by property basis, and any impairment in value is currently charged to expense. There was an impairment loss during 1999 in the amount of $14,401 primarily due to the decrease in oil and gas reserves for the affected producing properties. There was an impairment in 1998 of $19,649 resulting from the decrease in oil and gas prices and there was no impairment during 1997. The impairments are included in the "Depreciation, depletion and amortization" category of the consolidated statement of operations.

     REVENUE RECOGNITION

     Oil and natural gas revenues are accounted for using the sales method. Under this method, sales are recorded on all production sold by the Company regardless of the Company's ownership interest in the respective property. Imbalances result when sales differ from the seller's net revenue interest in the particular property's reserves and are tracked to reflect the Company's balancing position. At December 31, 1999 and 1998, the imbalance and related value were immaterial.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of the Company's assets and liabilities using enacted tax rates in effect at year end. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

     STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards No. 123, ("SFAS 123") "Accounting for Stock-Based Compensation," encourages, but does not require, the adoption of a fair value-based method of accounting for employee stock-based compensation transactions. The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25 ("Opinion 25"), "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its employee stock-based compensation plans. Under Opinion 25, compensation cost is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant above the amount an employee must pay to acquire the stock.

     NET INCOME (LOSS) PER COMMON SHARE

     Basic earnings (loss) per common share amounts were computed by dividing net income (loss) after deduction of dividends on preferred shares by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share assumes the conversion of all securities that are exercisable or convertible into common shares that would dilute the basic earnings per common share during the period. The increase in potential shares used to determine dilutive income per share for the year ended December 31, 1999 is attributable to dilutive stock options. Stock options were not considered in the diluted loss per share calculations for 1998 and 1997 as the effect would be antidilutive.

2.   MARKETABLE SECURITIES

     Marketable securities at December 31,1999 and 1998 consist of several issues of preferred stock with a fair market value of $36,251 and $374,915, respectively. The Company has designated these investments as "securities available for sale" pursuant to Statement of Financial Accounting Standards No. 115. The net unrealized loss related to these securities before taxes is $16,073 ($10,608 net of tax) and $37,761 ($24,922 net of tax) for the
     same respective periods and is reflected as a component of other comprehensive income (loss). During 1999, a portion of the available-for-sale securities was sold for $278,217 resulting in a net loss before taxes of $79,615 ($52,546 net of tax) based upon historical cost.

3.   ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                  DECEMBER 31,
                            -----------------------
                               1999         1998
                            ----------   ----------
Oil and gas .............   $1,073,035   $  417,442
Note receivable .........       30,000           --
Other receivables .......        9,467      100,000
                            ----------   ----------
                            $1,112,502   $  517,442
                            ==========   ==========

     Oil and gas receivables are due from companies engaged principally in oil and gas activities, with payment terms on a short-term basis and in accordance with industry standards. The note receivable is the current amount due from the purchaser of non-strategic assets during 1999.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.   PROPERTIES AND EQUIPMENT

     Properties and equipment consist of the following:

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                   1999            1998
                                                               ------------    ------------
Undeveloped mineral and royalty interests ..................   $  7,404,891    $  7,270,632
Non-producing leaseholds ...................................        408,899         122,267
Producing leaseholds .......................................      9,129,775       3,607,307
Producing royalty interests ................................     10,581,301       7,306,423
Lease and well equipment ...................................        523,374         417,382
Furniture and fixtures and other assets ....................        265,895         108,268
                                                               ------------    ------------
                                                                 28,314,135      18,832,279

Accumulated depreciation, depletion and amortization .......     (3,890,598)     (2,622,648)
                                                               ------------    ------------

                                                               $ 24,423,537    $ 16,209,631
                                                               ============    ============

     During 1999 the Company sold various properties and equipment for $1,024,676 (net of closing costs) resulting in a gain of $851,726 before tax. Of this total, undeveloped royalty interest acreage in West Texas was sold for $997,500 (net of closing costs) and various producing leaseholds were sold for $27,176 resulting in gains before tax of $851,600 and $126, respectively.

5.   ACQUISITION OF OIL AND GAS PROPERTIES

     On September 30, 1999, Toreador purchased certain oil and gas royalty interests located in Arkansas, California, Kansas and Michigan (the "Properties") from Conoco, Inc. ("Conoco"), pursuant to a written offer by Toreador and a letter of acceptance from Conoco. The purchase price for the Properties was $3,215,000 before adjustments. The adjusted purchase price was $3,274,878. The effective date of the purchase was August 1, 1999.

     The purchase price for the Properties was funded with the Company's available cash ($600,000) and a loan from Compass Bank, Dallas ($2,615,000). The acquisition was accounted for under the purchase method of accounting.

     On December 22, 1999, Toreador E&P purchased from Lario Oil & Gas Company ("Lario") 50% of their oil and gas working interests in designated oil and gas leases and properties located in Finney County, Kansas (the "Assets"), pursuant to a Purchase and Sale Agreement dated as of November 24, 1999, between Lario and Toreador E&P (the "Lario Agreement"). The purchase price for the Assets before adjustments was $5,500,000, consisting of $5,000,000 cash and an agreement to pay the amount of $500,000 on an installment basis. Half of this amount ($250,000) is to be repaid by Toreador on a monthly basis, plus interest at prime plus 1%, amortized over 13 months. The remaining $250,000 plus interest at prime plus 1% (which is currently 9.5% per annum) is to be repaid by Toreador on January 23, 2001. The adjusted purchase was $5,447,195.

     The purchase price for the Assets was funded with Toreador's available cash ($1,000,000), a loan from Compass Bank, Dallas ($4,000,000) and the $500,000 to be paid by Toreador to Lario on an installment basis.

     In connection with the borrowings to finance the acquisition of the Assets, Toreador, Toreador E&P and Tormin entered into an amendment to its existing Credit Agreement with Compass Bank, which Credit

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Agreement was effective September 30, 1999. The amendment to the Credit Agreement increased the borrowing base to $12,500,000 from the previous borrowing base of $10,500,000, and provided $2,000,000 of the acquisition price of the Assets.

     Toreador, Toreador E&P and Tormin also executed a Term Promissory Note (the "Note") with Compass Bank, which provided an additional $2,000,000 of the cash portion of the purchase price for the Assets. The Note bears interest equal to the variable prime rate published in The Wall Street Journal's "Money Rates" table (the "Prime Rate"), which is currently 8.5% per annum. The amendment to the Credit Agreement and the Note are secured by a pledge of Toreador's assets, including all of the properties within the Assets. The Note maturity has been extended to April 1, 2001 from the original date of March 1, 2000. The following summarized unaudited pro forma financial information assumes the acquisition of the Properties and the Assets occurred on January 1 of each year:


                                                       YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                         1999          1998
                                                     -----------   -----------
Revenues .........................................   $ 7,401,661   $ 3,742,544
Net income (loss) ................................   $   491,208   $  (491,602)
Net income (loss) applicable to common shares ....   $   131,208   $  (511,102)
Net income (loss) per share - basic ..............   $       .03   $      (.10)
Net income (loss) per share - diluted ............   $       .02   $      (.10)

     The pro forma results do not necessarily represent results that would have occurred if the transactions had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

6.   LONG-TERM DEBT

     In November 1997, the Company obtained a $10,000,000 credit facility from Compass Bank (the "Facility" as amended). In December 1998, the Company borrowed $2,700,000 against the Facility which was used to finance the Southeastern States Mineral Acquisition (the "Southeastern States Acquisition"). The Company obtained an additional $5,900,000 term loan (the "Loan") which was used in this acquisition. As of December 31, 1998, the outstanding balance of the facility and the loan were $2,700,000 and $5,900,000, respectively.

     A new credit agreement was entered into as of September 30, 1999 with Compass Bank that amended the Facility and terminated the loan with proceeds from the Facility. The Facility was increased to a limit of $25,000,000 subject to the underlying collateral value. The amount outstanding at December 31, 1999 was $12,416,500. The Facility is a revolving line of credit collateralized by various oil and gas interests owned by the Company. The interest rate is equal to the prime rate less one-quarter as long as the amount borrowed is greater than 80% of the borrowing base as defined by the lender ($12,500,000 at December 31, 1999). The rate will drop an additional one-half percent if the amount borrowed drops below 80% of the borrowing base. In addition the Facility has a commitment fee of .375% per annum on unused amounts and a letter of credit fee of .875% per annum. The interest rate on the Facility at December 31, 1999 was 8.25%, and the Company is currently not subject to any fees. The maturity date is October 1, 2002.

     The Facility contains various affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, the sale of assets and the payment of dividends on common stock, change of control and management and require us to meet certain financial requirements. Specifically, the Company must maintain a current ratio of 1.00 to 1.00 and a debt service coverage ratio of not less than 1.25 to 1.00. The Company was in compliance with all covenants as of December 31, 1999.

     The Company obtained a term promissory note (the "Note" as amended) in December , 1999. The interest rate is equal to the prime rate. The interest rate on the loan was 8.5% at December 31,1999. The maturity date is April 1, 2001. The outstanding balance of the Note was $2,000,000 as of December 31, 1999.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Each of the above described debt issues is controlled by the borrowing base. The amount of debt outstanding at any time is not allowed to exceed the borrowing base as determined by the lender. The borrowing base is subject to evaluation every six months and can be adjusted either up or down. The Company is required to repay any principal which exceeds the revised borrowing base.

     As per the terms of the Lario Agreement, the Company agreed to pay a portion of the purchase price ($500,000) on an installment basis. Half of this amount ($250,000) is to be repaid by the Company on a monthly basis, plus interest at prime plus 1%, amortized over 13 months beginning January, 2000. The remaining $250,000 plus interest at prime plus 1% (which is currently 9.5% per annum) is to be repaid by the Company on January 23, 2001.

     Aggregate principal reductions are as follows for each year ended December 31:

         2000 ...........   $   250,000

         2001 ...........     2,250,000

         2002 ...........    12,416,500


7.   CAPITAL

     In connection with the private placement in 1994, the Company's placement agent received a five-year warrant to purchase 106,867 shares of common stock at a price of $4.375 per share and the right to participate in registered offerings of common stock by the Company. The Company paid $25,000 to the placement agent in December 1998 in order to terminate the warrant and the related rights.

     The Company adopted a stockholder rights plan on April 3, 1995. Under the rights plan, the Company declared a dividend of one right ("Right") on each share of Company common stock. Each Right will entitle the holder to purchase one one-hundredth of a share of a new Series A Junior Participating Preferred Stock, par value $1.00 per share, at an exercise price of $12.00. The dividend distribution was made on April 13, 1995 to stockholders of record at the close of business on that date. The rights will expire on April 13, 2005.

     In October 1995, the Company's Board of Directors authorized the repurchase of up to 100,000 shares of the Company's common stock. This repurchase was completed in April 1996. In April 1996, the Company's Board of Directors authorized the repurchase of an additional 150,000 shares of the Company's common stock. This repurchase was completed in April 1997.

     In April 1997, the Company's board of directors authorized the repurchase of an additional 300,000 shares of the Company's common stock. On July 23, 1998, the Company's board of directors suspended the policy of share repurchases for the time being to instead use the Company's excess cash resources toward funding the Company's participation in third party operated 3-D projects or drilling prospects and acquisition of producing oil and gas properties. On March 23, 1999, the Company's board of directors reinstated the common stock repurchase program enabling the Company to purchase the remaining 117,300 shares available under the April 1997 stock repurchase plan from time to time and depending on market conditions. As of December 31, 1999, the Company had repurchased 219,800 shares of its common stock under the third repurchase program. Management anticipates that any future repurchases of the Company's common stock will be funded from the Company's cash flow from operations and working capital.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     In December 1998, the Company sold 160,000 shares of Series A Preferred Stock for net proceeds of $3,949,219. The sale was made through a private placement. At the option of the holder, the preferred stock may be converted into common shares at a price of $4 per common share. The Company, at its option, may redeem the preferred stock at its stated value of $25 per share on or after December 1, 2004. The preferred stock accrues dividends at an annual rate of $2.25 per share payable quarterly in cash. The proceeds from the sale were used in part to finance the Southeastern States Acquisition.

8.   INCOME TAXES

     The Company's provision (benefit) for income taxes was comprised of the following:

                                                YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                              1999        1998         1997
                                           ---------   ---------    ---------
Federal:
          Current ......................   $ 259,381   $ (63,821)   $  (2,808)
          Deferred .....................      77,546    (169,456)     (81,453)
                                           ---------   ---------    ---------

Provision (benefit) for income taxes ...   $ 336,927   $(233,277)   $ (84,261)
                                           =========   =========    =========

     The primary reasons for the difference between tax expense at the statutory federal income tax rate and the Company's provision for income taxes were:

                                                       YEAR ENDED DECEMBER 31,
                                                 -----------------------------------
                                                    1999         1998         1997
                                                 ---------    ---------    ---------
Statutory tax at 34% .........................   $ 287,279    $(161,678)   $ (46,113)
Surtax or rate difference ....................          --           --         (958)
Statutory depletion in excess of tax basis ...      (4,838)     (69,979)     (38,013)
State income tax .............................      25,000
Other ........................................      29,486       (1,620)         823
                                                 ---------    ---------    ---------

Provision (benefit) for income taxes .........   $ 336,927    $(233,277)   $ (84,261)
                                                 =========    =========    =========

     At December 31, 1998, the net operating loss for tax purposes totaled $641,176, of which approximately $185,000 will be carried back to offset prior year(s) taxable income. The remaining net operating loss was carried forward and utilized against 1999 current taxable income.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1999 and 1998 were as follows:

                                                                  1999         1998
                                                               ---------    ---------
Deferred tax liabilities:
          Intangible drilling and development costs ........   $(194,184)   $(210,104)
          Lease and well equipment .........................     (21,565)     (13,949)
          Leasehold costs ..................................     (54,298)      (2,260)
                                                               ---------    ---------
                   Gross deferred tax liabilities ..........    (270,047)    (226,313)
                                                               ---------    ---------

Deferred tax assets:
          Depletion carryforwards ..........................       2,585      115,172
          Net operating tax loss carryforward ..............          --      154,936
          Geological and geophysical costs .................     162,900       78,179
          Tax credit carryforwards .........................     212,417       63,427
          Unrealized loss on marketable securities .........      18,304       12,839
                                                               ---------    ---------
                            Gross deferred tax assets ......     396,206      424,553
                                                               ---------    ---------

Net deferred tax assets ....................................   $ 126,159    $ 198,240
                                                               =========    =========

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Of the change in deferred taxes, $5,465 was credited to net unrealized loss on marketable securities in stockholders' equity for 1999. The tax credit carryforwards and depletion carryforwards are available indefinitely.

9.   BENEFIT PLANS

     The Company had a noncontributory defined benefit pension plan which was cancelled effective January 1, 1999. The benefits were based on years of service and the employee's compensation. Upon final dissolution of the plan a full distribution will be made to each eligible employee. This plan was replaced with a 401-K plan.

     In 1996, the Company established a Supplemental Executive Retirement Plan ("SERP") covering certain key employees. The SERP provides for incremental pension payments from the Company's funds so that retirement benefit payments are equal to amounts that would have been payable from the Company's principal pension plan if it were not for limitations on those payments imposed by income tax regulations.

     During 1997, the Company settled all of its benefit plan obligations with certain employees resulting in a charge to operations of $173,971 which has been recorded as a loss on settlement of benefit plans in the consolidated statement of operations. The loss consists of a 100% settlement of the pension benefit for $87,654 and a payment of $88,617 for settlement of the SERP. The loss is primarily attributable to the settlement of benefit plans upon the resignation of the then Chairman and Chief Executive Officer of the Company.

     The status of the pension plan follows:

     Change in benefit obligation:

                                                      1999        1998
                                                    --------    --------
Benefit obligation at beginning of year .........   $ 25,564    $  4,365
Service cost ....................................     14,613      13,825
Interest on pension benefit obligation ..........      1,789         306
Actuarial loss (gain) ...........................        717       7,068
Benefits paid ...................................         --          --
                                                    --------    --------

Benefit obligation at end of year ...............     42,683      25,564
                                                    ========    ========

Change in plan assets:

Fair value of plan assets at beginning of year ..     34,247       5,020
Actual return on plan assets ....................      2,654       1,477
Employer contributions ..........................         --      27,750
Benefits paid ...................................         --          --
                                                    --------    --------

Fair value of plan assets at end of year ........     36,901      34,247
                                                    --------    --------

Funded status (excess / (shortage)) .............     (5,782)      8,683
Unrecognized net actuarial loss .................         --       6,914
                                                    --------    --------

Prepaid pension cost ............................   $ (5,782)   $ 15,597
                                                    ========    ========

     Weighted average assumptions at measurement date:

                                                    1999   1998
                                                    ----   ----
Discount rate ....................................     7%     7%
Expected long-term rate of return on assets ......     7%     7%
Rate of increase in compensation levels ..........     0%   3.0%

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The following table sets forth the net periodic costs for the plan as of December 31, 1999, 1998 and 1997:

                                            1999        1998        1997
                                          --------    --------    --------
Service cost ..........................   $ 14,613    $ 13,825    $ 55,212
Interest cost .........................      1,789         306      15,401
Expected return on assets .............     (2,397)     (1,323)    (12,824)
Amortization of transition (asset) ....         --          --      (2,875)
Recognized net actuarial loss (gain) ..        205          --       8,129
                                          --------    --------    --------

                                          $ 14,210    $ 12,808    $ 63,043
                                          ========    ========    ========


10.  STOCK COMPENSATION PLANS

     The Company has granted stock options to key employees, directors and certain consultants of the Company which are described below.

     In May 1990, the Company adopted the 1990 Stock Option Plan ("the Plan"). The aggregate number of shares of common stock issuable under the Plan as amended is 500,000. The Plan provides for the granting of stock options at exercise prices equal to the market price of the stock at the date of the grant.

     In September 1994, the Company adopted the 1994 Nonemployee Director Stock Option Plan ("Nonemployee Director Plan"). The number of shares of common stock issuable under the Nonemployee Director Plan is 200,000 shares in the aggregate. The Nonemployee Director Plan provides for the granting of stock options at exercise prices equal to the market price of the stock at the grant date.

     Options under the Plan and the Nonemployee Director Plan are granted periodically throughout the year and are generally exercisable in equal increments over a three-year period and have a maximum term of 10 years.

     In September 1998, our board of directors authorized Toreador to enter into stock option agreements with G. Thomas Graves III and John Mark McLaughlin under the Amended and Restated Stock Option Plan, for options to purchase 250,000 and 45,000 shares of common stock, respectively.

     From time to time the Company has issued stock options which did not fall under any existing plan.

     Pursuant to SFAS No. 123, the Company recorded an expense of $13,939, $19,747 and $44,011 during 1999, 1998 and 1997, respectively, for stock options granted to certain consultants to the Company.

     A summary of stock option transactions are as follows:

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                            1999                             1998                            1997
                                   -------------------------       ------------------------        -------------------------
                                                   WEIGHTED                        WEIGHTED                         WEIGHTED
                                                   AVERAGE                         AVERAGE                          AVERAGE
                                                   EXERCISE                        EXERCISE                         EXERCISE
                                    SHARES          PRICE           SHARES          PRICE           SHARES           PRICE
                                   --------        ---------       --------        --------        --------         --------
Outstanding at beginning of year    462,500          $4.05          469,000          $2.97          452,500          $3.16
Granted                             180,000           5.00          340,000           4.38          117,500           2.50
Exercised                            (7,500)          2.50         (276,500)          2.86          (11,000)          2.47
Forfeited                                --             --          (70,000)          3.11          (90,000)          3.36
                                   --------          -----         --------          -----         --------          -----

Outstanding at end of year          635,000          $4.34          462,500          $4.05          469,000          $2.97
                                   ========          =====         ========          =====         ========          =====

Exercisable at end of year          216,658          $3.85          100,833          $3.28          411,500          $3.02
                                   ========          =====         ========          =====         ========          =====

     For stock options granted during 1999 the following represents the weighted-average exercise prices and the weighted-average fair value based upon whether or not the exercise price of the option was greater than, less than or equal to the market price of the stock on the grant date:

                                                WEIGHTED-
                                                AVERAGE           WEIGHTED-
                                                EXERCISE           AVERAGE
                  OPTION TYPE                     PRICE           FAIR VALUE
                                               -----------        ----------
Exercise price greater than market price ....   $   5.00          $   1.07


     The following table summarizes information about the fixed price stock options outstanding at December 31, 1999:

                       OPTIONS OUTSTANDING                                         OPTIONS EXERCISABLE
      --------------------------------------------------------         ---------------------------------------------
                                                    WEIGHTED
                                                     AVERAGE             WEIGHTED                           WEIGHTED
         RANGE OF            NUMBER                 REMAINING            AVERAGE            NUMBER          AVERAGE
         EXERCISE          OUTSTANDING             CONTRACTUAL           EXERCISE         EXERCISABLE       EXERCISE
          PRICES           AT 12/31/99                LIFE                 PRICE          AT 12/31/99        PRICE
      ---------------      -------------          ------------         ------------       -----------      ---------
      $          2.50             65,000              6.1 Years         $      2.50           33,333        $    2.50
                 2.75             60,000              8.8 Years                2.75           20,000             2.75
            3.25-3.50             50,000              4.7 Years                3.40           50,000             3.40
                 3.63             30,000              1.4 Years                3.63           30,000             3.63
                 5.00            430,000              9.2 Years                5.00           83,325             5.00
      ---------------      -------------          ------------         ------------       ----------       ---------

      $     2.50-5.00            635,000              8.1 Years         $      4.05          216,658        $    3.85
      ===============      =============          ============         ============       ==========       =========

     At December 31, 1999, 30,000 shares were available for grant under the Plan and 140,000 shares were available for grant as options under the Nonemployee Director Plan.

     Had compensation costs for employees under the Company's two stock-based compensation plans been determined based on the fair value at the grant dates under those plans consistent with the method prescribed by SFAS No. 123, the Company's pro forma net income and earnings per share would have been reduced to the pro forma amounts listed below:

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                  1999                        1998                       1997
                                                              -------------               -----------                -----------
      Net income (loss)                      As reported      $     148,011               $  (261,746)               $   (51,366)
                                                Pro forma     $     114,820               $  (291,577)               $   (82,515)

      Basic income (loss) per share          As reported      $        0.03               $     (0.05)               $     (0.01)
                                                Pro forma     $        0.02               $     (0.05)               $     (0.02)
      Diluted income (loss) per share        As reported      $        0.03               $     (0.05)               $     (0.01)
                                                Pro forma     $        0.02               $     (0.05)               $     (0.02)

     The fair value of each option granted during 1997 is estimated on the date of grant using the Black-Scholes Option-Pricing model with the following assumptions respectively: dividend yield of $0/share; expected volatility of 39%; risk-free interest rate of 6.4% and expected lives of 5 years. The fair value of each option granted during 1998 is estimated on the date of grant using the Black-Scholes Option-Pricing model with the following assumptions respectively: dividend yield of $0/share; expected volatility of 27%; risk-free interest rate of 6.4% and expected lives of 5 years. The fair value of each option granted during 1999 is estimated on the date of grant using the Black-Scholes Option-Pricing model with the following assumptions respectively: dividend yield of $0/share; expected volatility of 59%; risk-free interest rate of 6.63% and expected lives of 5 years.



11.  LEASE AND OTHER COMMITMENTS

     The Company has entered into non-cancelable operating leases for office space and a vehicle used in its operation. The remaining lease terms are for periods of thirty-two months and fifty-one months for the office space and the vehicle, respectively. Minimum annual rentals at December 31, 1999 are as follows:

      2000       $  93,118
      2001          99,311
      2002          70,177
      2003          11,909
      2004           1,985

12.  RELATED PARTY TRANSACTIONS

     A director of the Company also owns Wilco Properties, Inc. The Company entered into a technical services agreement with Wilco Properties, Inc. ("Wilco") effective February 1, 1999 whereby the Company provides accounting and geological management services for a monthly fee of $7,250. The Company also subleases office space to Wilco pursuant to a sub-lease agreement.

     During the first nine months of 1999 Wilco subleased to the Company and then took over the lease and subleased back to Wilco. The Company received payments totaling $108,696 from Wilco and made payments totaling $140,636 to Wilco during 1999.

13.  OIL AND GAS PRODUCING ACTIVITIES

     The following information is presented pursuant to SFAS No. 69, Disclosures about Oil and Gas Producing Activities:

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     RESULTS OF OPERATIONS

     Results of operations from oil and gas producing activities were as follows:

                                                                1999         1998         1997
                                                             ----------   ----------   ----------
Crude oil, condensate and natural gas ....................   $4,259,040   $1,968,638   $2,325,148
Lease bonuses and delay rentals ..........................      463,083      168,664      287,604
                                                             ----------   ----------   ----------
          Total revenues .................................    4,722,123    2,137,302    2,612,752
                                                             ==========   ==========   ==========
Costs and expenses:
          Lease operating costs ..........................      699,278      583,441      695,007
          Exploration costs ..............................      404,429      650,983      713,344
          Depreciation and depletion .....................    1,247,278      510,775      539,346
                                                             ----------   ----------   ----------
Income before income taxes ...............................    2,371,138      392,103      665,055
Income tax expense .......................................      806,187      133,315      226,119
                                                             ----------   ----------   ----------
Results of operations from producing activities (excluding
          corporate overhead) ............................   $1,564,951   $  258,788   $  438,936
                                                             ==========   ==========   ==========

     CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES:

                                                             DECEMBER 31,
                                            --------------------------------------------
                                                1999            1998            1997
                                            ------------    ------------    ------------
Unproved properties(a) ..................   $  7,813,790    $  7,727,388    $    361,400
Proved leaseholds .......................     19,711,076      10,913,730       4,574,844
Lease and well equipment ................        523,374         417,382         303,388
                                            ------------    ------------    ------------
                                              28,048,240      19,058,500       5,239,632
Less: Accumulated depreciation, depletion
          and amortization ..............     (3,786,649)     (2,608,905)     (2,036,912)
                                            ------------    ------------    ------------
Capitalized costs .......................   $ 24,261,591    $ 16,449,595    $  3,202,720
                                            ============    ============    ============

     (a) Unproved properties for 1998 includes $334,489 classified as "Assets held for sale".

     COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION, EXPLORATION, AND DEVELOPMENT ACTIVITIES:


                                1999          1998         1997
                            -----------   -----------   -----------
Acquisition of properties
          Proved ........   $ 8,722,073   $ 5,883,911   $   192,670
          Unproved ......       286,631     7,365,988        56,245
Exploration costs .......        28,200       133,113       166,710
Development costs .......       171,444       568,969       301,853
                            -----------   -----------   -----------

Costs incurred ..........   $ 9,208,348   $13,951,981   $   717,478
                            ===========   ===========   ===========

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14. SUPPLEMENTAL OIL AND GAS RESERVES AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

     The following table identifies the Company's net interest in estimated quantities of proved oil and gas reserves and changes in such estimated quantities. Reserve estimates were prepared by independent petroleum engineers and such estimates were reviewed by Company management. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. Estimated proved developed and undeveloped oil and gas reserves at December 31, 1999, 1998 and 1997 are tabulated below. Crude oil includes condensate and natural gas liquids and is stated in barrels (bbl). Natural gas is stated in thousands of cubic feet (mcf).

                                                      OIL(BBL)       GAS(MCF)
                                                     ----------    ----------
PROVED DEVELOPED AND UNDEVELOPED RESERVES
December 31, 1996 ................................      791,272     3,052,940
Purchases of reserves in place ...................        5,410       265,316
Revisions of previous estimates ..................     (317,393)     (471,860)
Extensions, discoveries, and other additions .....      143,792       143,998
Production .......................................      (69,903)     (425,854)
                                                     ----------    ----------

December 31, 1997 ................................      553,178     2,564,540
Purchases of reserves in place ...................      457,953     6,714,493
Revisions of previous estimates ..................      180,310       813,717
Extensions, discoveries, and other additions .....       12,161        92,539
Production .......................................      (90,097)     (394,849)
                                                     ----------    ----------

December 31, 1998 ................................    1,113,505     9,790,440
Purchases of reserves in place ...................    1,282,123     1,602,953
Revisions of previous estimates ..................     (121,532)   (2,640,742)
Extensions, discoveries, and other additions .....       51,494       377,177
Production .......................................     (128,924)     (918,986)
                                                     ----------    ----------

December 31, 1999 ................................    2,196,666     8,210,842
                                                     ==========    ==========

PROVED DEVELOPED RESERVES
December 31, 1997 ................................      501,726     2,487,574
                                                     ==========    ==========

December 31, 1998 ................................    1,094,454     8,500,655
                                                     ==========    ==========

December 31, 1999 ................................    1,999,984     8,070,533
                                                     ==========    ==========

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS REVENUES

     Pursuant to SFAS No. 69, the Company has developed the following information titled "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Quantities" (Standardized Measure). Accordingly, the Standardized Measure has been prepared assuming year-end selling prices adjusted for future fixed and determinable contractual price changes, year-end development and production costs, year-end statutory tax rates adjusted for future tax rates already legislated and a 10% annual discount rate. The Standardized Measure does not purport to be an estimate of the fair market value of the Company's reserves. An estimate of fair value would also have taken into account, among other things, the expected recovery of reserves in excess of proved reserves, anticipated changes in future prices and costs and a discount factor representative of the time value of money and risks inherent in producing oil and gas.



                                                                        1999         1998          1997
                                                                    -----------   -----------   -----------
Future cash inflows .............................................   $69,816,041   $29,011,780   $14,558,500
Future production costs .........................................    14,567,866     5,110,313     4,096,800
Future development costs ........................................       588,733        44,279       366,900
                                                                    -----------   -----------   -----------

Future net cash flows before income taxes .......................    54,659,442    23,857,188    10,094,800
Future income tax expense .......................................    13,259,925     5,375,278     2,628,421
                                                                    -----------   -----------   -----------

Future net cash flows ...........................................    41,399,517    18,481,910     7,466,379
10% annual discount for estimated timing of cash flows ..........    15,891,904     7,011,003     2,597,628
                                                                    -----------   -----------   -----------


Standardized measure of discounted future net cash flows relating
to proved oil and gas reserves ..................................   $25,507,613   $11,470,907   $ 4,868,751
                                                                    ===========   ===========   ===========

     The average oil and gas prices used to calculate future net cash inflows at December 31, 1999 were $23.42 per barrel and $2.24 per mcf, respectively. At December 31, 1999 and March 17, 2000, respectively, the NYMEX price for oil was $25.60 per barrel and $30.91 per barrel and the NYMEX price for gas was $2.43 per MMBtu and $2.785 per MMBtu.

     CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH RELATING TO PROVED OIL AND GAS RESERVES

     The following are the principal sources of change in the standardized measure:

                                                       1999            1998            1997
                                                   ------------    ------------    ------------
Balance at January 1 ...........................   $ 11,470,907    $  4,868,751    $  8,317,633
Sales of oil and gas produced, net .............     (3,559,762)     (1,385,196)     (1,630,141)
Net changes in prices and production costs .....      6,760,297      (2,206,776)     (2,968,223)
Extensions and discoveries .....................      1,234,841         181,087       1,432,864
Revisions of previous quantity estimates .......     (4,901,897)      1,813,841      (3,720,824)
Net change in income taxes .....................     (3,309,637)       (473,300)      1,737,609
Accretion of discount ..........................      1,147,091         486,875         831,763
Purchases of reserves ..........................     14,706,892       8,304,398         494,526
Other ..........................................      1,958,881        (118,773)        373,544
                                                   ------------    ------------    ------------

Balance at December 31 .........................   $ 25,507,613    $ 11,470,907    $  4,868,751
                                                   ============    ============    ============

                          TOREADOR ROYALTY CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints John Mark McLaughlin and Edward C. Marhanka, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Toreador Royalty Corporation held of record by the undersigned on April 13, 2000, at the annual meeting of stockholders to be held on Thursday, May 18, 2000, at 10:00 a.m. in Dallas, Texas or any adjournment thereof, and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated April 18, 2000 and the proxy statement accompanying the notice. The undersigned hereby acknowledges receipt of the notice of the meeting dated April 18, 2000 and the proxy statement accompanying such notice.

      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

1.  ELECTION OF DIRECTORS     FOR all nominees listed below                  WITHHOLD AUTHORITY
                              (except as marked to the contrary below)       to vote for all nominees listed below

                          J. W. BULLION      EDWARD NATHAN DANE     PETER L. FALB    G. THOMAS GRAVES III
                                  THOMAS P. KELLOGG, JR.    WILLIAM I. LEE   JOHN MARK McLAUGHLIN

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

---------------------------------------------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED AND, IN THE DISCRETION OF THE PROXY, ANY OTHER BUSINESS.

         The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

                                    DATED:                                , 2000
                                           -------------------------------


                                    -------------------------------------------
                                          Signature(s) of Stockholder(s)


                                    Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as attorney, executor, administrator, guardian, trustee, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.